SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Laboratory Corporation of America Holdings

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Laboratory Corporation of America® Holdings
358 South Main Street
Burlington, NC 27215
Telephone: 336-229-1127

April 14, 2003

Dear Stockholder:

You are cordially invited to attend the 2003 Annual Meeting of Stockholders of Laboratory Corporation of America Holdings. The meeting will be held at The Paramount Theater, 128 East Front Street, Burlington, NC 27215, on Wednesday, May 14, 2003 at 9:00 a.m., Eastern Daylight Time.

The attached Notice of the Annual Meeting and Proxy Statement provide information concerning the matters to be considered at the meeting.

The Board of Directors unanimously recommends that the Company’s stockholders approve each of the proposals set forth in the Notice. The enclosed Proxy Statement sets forth more detailed information regarding these proposals. Please carefully review the information in the Proxy Statement.

Whether or not you plan to attend the meeting in person, your shares should be represented and voted at the meeting. Accordingly, after reading the enclosed Proxy Statement, kindly mark the proxy card to indicate your vote, date and sign the proxy card, and return it in the enclosed, postage-paid envelope as soon as conveniently possible. If you desire to vote in accordance with the Board of Directors’ recommendations, you need not mark your votes on the proxy card, but you do need to sign, date, and return it in the enclosed postage-paid envelope in order to record your vote. Proxy voting via the Internet or telephone is now available to many stockholders. Using the Internet or telephone to vote results in substantial savings on return postage for the Company. Your enclosed proxy card will indicate whether these voting options are available to you and how to use them. You may revoke your proxy at any time before it is exercised by sending us a written notice that you would like to revoke your proxy, by submitting a new proxy, or by attending the meeting and voting in person.

Sincerely,

Thomas P. Mac Mahon

Chairman of the Board, President and

Chief Executive Officer

LABORATORY CORPORATION OF AMERICA HOLDINGS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of

    Laboratory Corporation of America Holdings:

Notice is hereby given that the 2003 Annual Meeting (the “Annual Meeting”) of the Stockholders of Laboratory Corporation of America Holdings (the “Company”) will be held at The Paramount Theater, 128 East Front Street, Burlington, NC 27215, on Wednesday, May 14, 2003 at 9:00 a.m., Eastern Daylight Time, for the following purposes:

1. To elect the members of the Company’s Board of Directors to serve until the Company’s next annual meeting and until such directors’ successors are elected and shall have qualified;

2. To approve an amendment to the Company’s 2000 Stock Incentive Plan (the “Stock Plan Amendment”) to increase the fair market value of the shares of stock subject to the annual stock option grant to non-employee directors from $65,000 to $77,000;

3. To approve amendments to the Management Incentive Bonus Plan, formerly known as the Annual Bonus Incentive Plan, to reflect changes in the Company’s compensation and executive compensation plans (the “Incentive Plan Amendment”).

4. To ratify the appointment by the Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent accountants for the year ending December 31, 2003; and

5. To transact such other business as may properly come before the Annual Meeting or at any adjournments thereof.

A proxy statement describing the matters to be considered at the Annual Meeting is attached to this notice. Only stockholders of record at the close of business on April 11, 2003 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof.

A copy of the Annual Report of the Company for the fiscal year ended December 31, 2002 has either preceded or accompanies this notice.

By Order of the Board of Directors

Bradford T. Smith

Secretary

April 14, 2003

PLEASE COMPLETE, SIGN, AND DATE THE ACCOMPANYING PROXY CARD, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THIS WILL ENSURE THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR WISHES.

LABORATORY CORPORATION OF AMERICA HOLDINGS

358 SOUTH MAIN STREET

BURLINGTON, NORTH CAROLINA 27215

PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Laboratory Corporation of America Holdings, a Delaware corporation (the “Company”), of proxies to be voted at the 2003 Annual Meeting of Stockholders to be held at The Paramount Theater, 128 East Front Street, Burlington, NC 27215, on Wednesday, May 14, 2003 at 9:00 a.m., Eastern Daylight Time, and at any adjournments thereof (the “Annual Meeting”). The Notice of Annual Meeting, this Proxy Statement, and the accompanying proxy card are first being mailed to stockholders on or about April 14, 2003.

At the Annual Meeting, the Company’s stockholders will be asked (i) to elect the following persons as directors of the Company to serve until the Company’s next annual meeting and until such directors’ successors are elected and shall have qualified: Thomas P. Mac Mahon, Jean-Luc Bélingard, Wendy E. Lane, Robert E. Mittelstaedt, Jr., James B. Powell, M.D., and Andrew G. Wallace, M.D.; (ii) to approve an amendment to the Company’s 2000 Stock Incentive Plan to increase the fair market value of the shares of stock subject to the annual stock option grant to non-employee directors from $65,000 to $77,000 (the “Stock Plan Amendment”); (iii) to approve amendments to the Company’s Management Incentive Bonus Plan to reflect changes in the Company’s compensation and executive compensation plans (the “Incentive Plan Amendment”); (iv) to ratify the appointment by the Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent accountants for the year ending December 31, 2003; and (v) to take such other action as may properly come before the Annual Meeting or any adjournments thereof.

Unless otherwise indicated, all share amounts set forth in this Proxy Statement and related proxy materials have been adjusted to reflect the 1-for-10 reverse stock split of the Company’s Common Stock, effective May 4, 2000 and the 2-for-1 forward stock splits in the form of a stock dividend, effective June 11, 2001 and May 10, 2002.

GENERAL INFORMATION

Solicitation and Voting of Proxies; Revocation; Record Date

All proxies duly executed and received by the Company will be voted on all matters presented at the Annual Meeting in accordance with the instructions given therein by the person executing such proxy or, in the absence of such instructions, will be voted in favor of the election to the Company’s Board of Directors of the six nominees for director identified in this Proxy Statement, the approval of the Stock Plan Amendment, the approval of the Incentive Plan Amendment, and the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants for 2003. Any stockholder may revoke his/her proxy at any time prior to the Annual Meeting before it is voted by written notice to such effect delivered to the Company at 358 South Main Street, Burlington, North Carolina 27215, Attention: Bradford T. Smith, Secretary, by delivery prior to the Annual Meeting of a properly executed and subsequently dated proxy or by attending the Annual Meeting and voting in person.

Solicitation of proxies may be made by mail and may also be made by personal interview, telephone and facsimile transmission, and by directors, officers, and regular employees of the Company without special compensation therefor. The Company will bear the expenses to prepare proxy materials and to solicit proxies for the Annual Meeting. The Company expects to reimburse banks, brokers, and other persons for their reasonable, out-of-pocket expenses in handling proxy materials for beneficial owners.

Only holders of record of common stock of the Company (the “Common Stock”) at the close of business on April 11, 2003 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, there were issued and outstanding 146,501,837 shares of Common Stock. Holders of Common Stock as of the Record Date will be entitled to one vote per share at the Annual Meeting.

A quorum for the Annual Meeting consists of a majority of the total number of shares of Common Stock outstanding on the Record Date and entitled to vote, present in person or represented by proxy. Directors of the Company will be elected by a plurality vote of the shares of Common Stock represented at the Annual Meeting and entitled to vote. The affirmative vote of a majority of shares of Common Stock represented at the Annual Meeting and entitled to vote is required for approval of the Stock Plan Amendment, the Incentive Plan Amendment, and the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants for the year ending December 31, 2003. An abstention or broker non-vote will have no effect on the election of the directors or the vote to approve and adopt the Stock Plan Amendment, the Incentive Plan Amendment, and to ratify the appointment of independent accountants. As of March 31, 2003, the directors and executive officers of the Company beneficially owned an aggregate of 2,865,483 shares of Common Stock, representing approximately 1.9% of the total number of shares of Common Stock outstanding and entitled to vote.

The Board of Directors of the Company recommends that stockholders vote “FOR” the election of each of the nominees for director of the Company (as specified below), the approval of the Stock Plan Amendment, the approval of the Incentive Plan Amendment, and the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants for 2003.

ITEM ONE:    ELECTION OF DIRECTORS

The Company’s directors will be elected at the Annual Meeting to serve until the next succeeding annual meeting of the Company and until their successors are elected and shall have been qualified. All of the nominees listed below are currently serving as members of the Board of Directors. Except as herein stated, the proxies solicited hereby will be voted FOR the election of such nominees unless the completed proxy card directs otherwise.

In 1995, the Company and affiliates of Roche Holdings, Inc., an affiliate of Roche Holdings Ltd (“Roche”), entered into a stockholder agreement (the “Stockholder Agreement”). The Stockholder Agreement contained certain provisions relating to Roche’s right to designate for nomination candidates for director as long as Roche owned at least 10% of the Company’s Common Stock.

On March 12, 2002, Roche’s ownership of the Company’s Common Stock fell below 5% and therefore, Roche no longer has the right to designate candidates for nomination to the Board of Directors.

Dr. David B. Skinner served as a Director of the Company since August 28, 1995 and during the last fiscal year, was Chairman of the Audit Committee and a member of the Compensation Committee. Dr. Skinner passed away in January 2003 and the Company would like to express its appreciation for his hard work and dedication to the Company. We will miss his leadership on our Audit Committee and his contributions to our corporate governance policies. Dr. Skinner’s seat on the Board is currently vacant and the Company is looking for suitable candidates to fill it.

The Board of Directors has considered the independence of its members and has concluded that Mr. Bélingard, Ms. Lane, Mr. Mittelstaedt, Dr. Powell, and Dr. Wallace each qualify as “independent directors” as defined in Sections 303.01(B)(2)(a) and (B)(3) of the New York Stock Exchange (“NYSE”) Listing Standards (the “Listing Standards”). There are no material commercial relationships between the Company and the organizations employing our directors.

The Board of Directors has been informed that all of the nominees listed below are willing to serve as directors, but if any of them should decline or be unable to act as a director, the individuals named in the proxies may vote for a substitute designated by the Board of Directors. The Company has no reason to believe that any nominee will be unable or unwilling to serve.

Nominees For Election As Directors

The name, age as of April 4, 2003, principal occupation for the last five years, selected biographical information, and period of service as a director of the Company of each nominee are set forth below:

Thomas P. Mac Mahon (56) has served as Chairman of the Board and a director since April 28, 1996. Prior to such date and since April 28, 1995, the date of the merger of Roche Biomedical Laboratories (“RBL”) and the Company (the “Merger”), he served as the Vice Chairman and a director. Mr. Mac Mahon has been President and Chief Executive Officer and a member of the Executive and Management Committees of the Company since January 1997. Mr. Mac Mahon was Senior Vice President of Hoffmann-La Roche Inc. (“Hoffmann-La Roche”) from 1993 to December 1996 and President of Roche Diagnostics Group and a director and member of the Executive Committee of Hoffmann-La Roche from 1988 to December 1996. Mr. Mac Mahon is a director and Audit Committee member of Express Scripts, Inc.

Jean-Luc Bélingard (54) has served as a director of the Company since the Merger, April 28, 1995. Mr. Bélingard is Chief Executive Officer of Beaufour Ipsen SA, a diversified French health care holding company. Prior to this position, Mr. Bélingard was Chief Executive Officer from 1999 to 2001 of bioMérieux-Pierre Fabre, a diversified French health care holding company, where his responsibilities included the management of the company’s worldwide pharmaceutical and cosmetic business. Prior to bioMérieux-Pierre Fabre, Mr. Bélingard joined F. Hoffmann-La Roche Ltd, Basel, Switzerland, a subsidiary of Roche in 1982 where he held various positions, including Director General of the Diagnostics Division and was a member of the Executive Committee. Mr. Bélingard is also a director of Applera Corporation, Norwalk, Connecticut, a director and member of the Compensation Committee of ExonHit (France) and a director and member of the Compensation Committee of Nicox (France).

Wendy E. Lane (51) has been a director of the Company since November 1996. Ms. Lane has been Chairman of Lane Holdings, Inc., an investment firm, since 1992. Prior to forming Lane Holdings, Inc., Ms. Lane was a Principal and Managing Director of Donaldson, Lufkin & Jenrette, an investment banking firm, serving in these and other positions from 1980 to 1992. Ms. Lane was a director of Tyco International, Ltd. until early March 2003.

Robert E. Mittelstaedt, Jr. (59) has been a director of the Company since November 1996. Mr. Mittelstaedt is Vice Dean, Executive Education of The Wharton School of the University of Pennsylvania and director of the Aresty Institute of Executive Education. Mr. Mittelstaedt has served with The Wharton School since 1973, with the exception of the period from 1985 to 1989 when he founded, served as President and Chief Executive Officer, and sold Intellego, Inc., a company engaged in practice management, systems development, and service bureau billing operations in the medical industry. Mr. Mittelstaedt also serves as a director and member of the Compensation Committee of Innovative Solutions & Support, Inc. and a director of HIP Foundation, Inc. Mr. Mittelstaedt was formerly a director of A.G. Simpson Automotive, Inc.

James B. Powell, M.D. (64) has served as a director of the Company since the Merger, April 28, 1995. From the Merger to January 1997, Dr. Powell served as President and Chief Executive Officer of the Company. Previously, Dr. Powell was President of RBL from 1982 until the Merger. Dr. Powell was President and Chief Executive Officer of TriPath Imaging, Inc., a developer of analytical systems for cytology and pathology, from January 1997 to August 28, 2000. He is a medical doctor and became Board Certified in anatomic and clinical pathology in 1969. Dr. Powell serves as a director and Audit Committee member of U.S. Trust Co. of N.C. and a director of Warren Land Co., Carolina Doctors Care, Mid-Carolina Bank, Green Cap Finance, and MercuryMD.

Andrew G. Wallace, M.D. (68) has served as a director of the Company since the Merger, April 28, 1995. Dr. Wallace has served as both the Dean of Dartmouth Medical School and Vice President for Health Affairs at Dartmouth College from 1990 to 1998. He was the Vice Chancellor for Health Affairs at Duke University and the Chief Executive Officer of Duke Hospital from 1981 to 1990. Dr. Wallace also serves as a director for Welch Allyn, Inc., Dorothy Rider Poole Trust, The Durham Health Partners, and The Sarnoff Endowment for Cardiovascular Science.

The Board of Directors of the Company recommends that stockholders vote “FOR” the election of each of the nominees for director listed above.

Board of Directors and its Committees

The Board of Directors has an Audit Committee, a Compensation Committee, an Ethics and Quality Assurance Committee, and a Nominating and Corporate Governance Committee, the Charters for which are attached hereto as Annexes I, II, III, and IV, respectively.

The Audit Committee, currently consisting of Ms. Lane, Mr. Mittelstaedt, and Dr. Powell, is directly responsible for the selection, appointment, compensation and oversight of the work of any registered public accounting firm employed by the Company and assists in Board oversight of the integrity of the financial statements of the Company; the compliance by the Company with legal and regulatory requirements; the qualifications and independence of the Company’s independent auditors and the performance of the Company’s internal audit functions, internal controls, and independent auditors. At December 31, 2002, the Audit Committee was composed of Dr. Skinner, Ms. Lane, and Mr. Mittelstaedt. Dr. Powell joined the Committee after Dr. Skinner passed away in January 2003.

The Compensation Committee, previously known as the Employee Benefits Committee, currently consisting of Mr. Bélingard, Ms. Lane, and Dr. Wallace, reviews and recommends to the full Board for its approval compensation and benefit policies and objectives; determines whether officers, directors and employees are compensated according to these policies and objectives; and carries out the board’s responsibilities relating to the compensation of executives and directors. At December 31, 2002, the Compensation Committee was composed of Ms. Lane, Mr. Bélingard, and Dr. Skinner. Dr. Wallace joined the Committee after Dr. Skinner passed away in January 2003.

The Ethics and Quality Assurance Committee, currently and at December 31, 2002 made up of Dr. Powell, Mr. Bélingard, and Dr. Wallace, is responsible for ensuring that the Company adopts and implements procedures that require the Company’s employees to act in accordance with high ethical standards and to deliver high quality services.

The Nominating and Corporate Governance Committee, currently and at December 31, 2002 made up of Mr. Mittelstaedt, Ms. Lane, Dr. Powell and Dr. Wallace, is responsible for assisting the Board by identifying individuals qualified to become Board members and by recommending to the Board the director nominees for the next annual meeting of stockholders; for developing and recommending to the Board a set of corporate governance principles applicable to the Company; for leading the Board in its annual review of the Board’s performance; and for recommending to the Board director nominees for each Board committee.

The Nominating and Corporate Governance Committee will consider suggestions for Board nominees made by stockholders. A stockholder may recommend a person for nomination to the Board at the 2004 annual meeting of stockholders by giving notice thereof and providing certain information set forth in the Company’s By-Laws, in writing, to the Secretary of the Company at 358 S. Main Street, Burlington, NC 27215. Such nominations must be received no earlier than December 17, 2003 and no later than February 20, 2004.

During 2002, the Board of Directors held fourteen meetings, each in accordance with the Company’s By-Laws and applicable Delaware corporation law and acted once by unanimous written consent. The Compensation Committee held four meetings; the Audit Committee held nine meetings; and the Nominating and Corporate Governance Committee held one meeting and acted once by unanimous written consent in 2002. The Ethics and Quality Assurance Committee held no meetings in 2002, but its issues were handled during Board meetings. During 2002, none of the directors attended fewer than 75% of the total meetings of the Board of Directors and the committees of which he or she was a member.

On October 16, 2002, the Board of Directors began holding executive sessions without Company management or non-independent director participation. These sessions are held at each regularly scheduled meeting of the Board of Directors and at each special meeting upon the request of a majority of the independent directors attending the special meeting. The director presiding over each executive session is selected on a rotating basis, beginning with the Chair of the Audit Committee, followed by the Chairs of the Compensation Committee, the Ethics and Quality Assurance Committee, and the Nominating and Corporate Governance Committee. In 2002, the Board held two executive sessions.

Compensation of Directors

In 2002, directors who were currently not receiving compensation as officers or employees of the Company were paid an annual retainer of $30,000, payable in monthly installments, a fee of $1,000 for each meeting of the Board of Directors or of any Committee thereof that they attended, and received reimbursement of expenses they incurred for attending any meeting. Pursuant to the 1995 Stock Plan for Non-Employee Directors (the “Director Plan”) approved by the stockholders of the Company, 50% of such annual retainer was payable in cash and 50% was payable in Common Stock of the Company. In 2002, Mr. Bélingard, Ms. Lane, Mr. Mittelstaedt, Dr. Powell, Dr. Skinner, and Dr. Wallace each earned 427 shares of Common Stock under the Director Plan. As set forth in the 2000 Stock Incentive Plan, non-employee directors were also automatically granted annual option awards on the date of the Annual Meeting of Stockholders with respect to shares having a Fair Market Value equal to $65,000 at the time of grant. The annual option awards vest in equal one-third increments over three years, beginning on the first anniversary of the grant date, and if unexercised, expire 10 years after the date of grant, subject to their earlier termination.

In 2002, an outside compensation and benefits firm was selected to review the Company’s non-employee director compensation plan, which had not been updated for over six years. On October 16, 2002, a new director compensation plan was adopted effective January 1, 2003 to compensate directors for their additional responsibilities under the NYSE regulations and the Sarbanes-Oxley Act of 2002 and to move toward better pay alignment with the Company’s peer group. This compensation plan will be monitored to ensure alignment with best practices and long-term shareholder interests. Under the new plan, directors who do not receive compensation as officers or employees of the Company will receive an annual retainer of $40,000, payable in monthly installments, fifty percent (50%) of such annual retainer payable in cash and fifty percent (50%) payable in common stock pursuant to the Director Plan. An annual Committee Chair retainer of $10,000 in cash for the Chairperson of each of the Board of Directors’ committees will be paid in equal monthly installments throughout the year. A payment of $1,500 in cash will be made to each non-employee director for each meeting of the Board of Directors or of any Committee thereof attended, whether in person or by telephone, and reasonable expenses incurred in connection with such member’s attendance at meetings of the Board of Directors and committees thereof will be reimbursed. Subject to shareholder approval, non-employee directors will receive in 2003 a restricted stock award with a Fair Market Value of $50,000; the restricted stock awards vest in equal one-third increments beginning on the first anniversary of the grant date. As set forth in the 2000 Stock Incentive Plan, on the date of the Annual Meeting of Stockholders, non-employee directors will also be automatically granted annual option awards with respect to shares having a Fair Market Value equal to $77,000 at the time of grant ($50,000 present value), replacing the previous $65,000 annual option award grant, subject to the approval of the amendment to the 2000 Stock Incentive Plan. The annual option awards vest in equal one-third increments over three years, beginning on the first anniversary of the grant date, and if unexercised, expire 10 years after the date of grant, subject to their earlier termination.

EXECUTIVE OFFICERS

The following table sets forth as of the date hereof the Executive Officers of the Company.

Name	Age	Office
Thomas P. Mac Mahon	56	Chairman of the Board, President, and Chief Executive Officer
Wesley R. Elingburg	46	Executive Vice President, Chief Financial Officer, and Treasurer
Myla P. Lai-Goldman, M.D.	45	Executive Vice President, Chief Scientific Officer, and Medical Director
Richard L. Novak	62	Executive Vice President and Chief Operating Officer
Bradford T. Smith	49	Executive Vice President of Public Affairs, Human Resources, Law, Compliance, Licensing, Audit, and Secretary
Stevan R. Stark	55	Executive Vice President of Sales and Marketing

Thomas P. Mac Mahon has served as Chairman of the Board and a director since April 28, 1996. Prior to such date and since the Merger on April 28, 1995, he served as Vice Chairman and a director. Mr. Mac Mahon has been President and Chief Executive Officer and a member of the Executive and Management Committees of the Company since January 1997. Mr. Mac Mahon was Senior Vice President of Hoffmann-La Roche from 1993 to January 1997 and President of Roche Diagnostics Group and a director and member of the Executive Committee of Hoffmann-La Roche from 1988 to December 1996. Mr. Mac Mahon is a director and Audit Committee member of Express Scripts, Inc.

Wesley R. Elingburg has served as Executive Vice President, Chief Financial Officer, and Treasurer since October 1996. Mr. Elingburg is a member of the Executive and Management Committees of the Company. Prior to October 1996, and since the Merger on April 28, 1995, Mr. Elingburg was Senior Vice President-Finance. Mr. Elingburg is responsible for the day-to-day supervision of the finance functions of the Company, including Billing and Treasury functions. Previously, Mr. Elingburg served as Senior Vice President-Finance and Treasurer of RBL from 1988 through April 1995 and Assistant Vice President of Hoffmann-La Roche from 1989 until the Merger.

Myla P. Lai-Goldman, M.D. was appointed Executive Vice President, Chief Scientific Officer, and Medical Director in April 1998. Dr. Lai-Goldman manages the Center for Molecular Biology and Pathology at the Company’s Research Triangle Park, NC facility; National Genetics Institute, Inc. in Los Angeles, CA; and Viro-Med Laboratories, Inc. in Minneapolis, MN. Dr. Lai-Goldman is Board Certified in Anatomic and Clinical Pathology and serves as a member of the Executive and Management Committees of the Company. Dr. Lai-Goldman, who holds a medical degree from Columbia University, was named Senior Vice President of the Company in 1997 and has held the position of Medical Director for the Center for Molecular Biology and Pathology since 1991 (with RBL and subsequently the Company). Dr. Lai-Goldman joined RBL in 1990.

Richard L. Novak has served as Executive Vice President and Chief Operating Officer of the Company since January 1999. Prior to this date and since his hire in March 1997, Mr. Novak served as Executive Vice President and oversaw the Company’s Eastern Operations which included the Mid-Atlantic, Northeast, South, Florida, and South Atlantic Divisions. Mr. Novak is a member of the Executive and Management Committees of the Company. Prior to joining the Company, Mr. Novak was employed by SmithKline Beecham Clinical Laboratories serving in a variety of senior management positions including Senior Vice President, U.S. Operations and President, International.

Bradford T. Smith has served as Executive Vice President, Chief Legal Officer, and Secretary since September 2001 and previously as Executive Vice President, General Counsel, and Secretary since the Merger. He was Chief Compliance Officer from August 1996 to September 2001. Mr. Smith also oversees the Company’s Public Affairs, Human Resources, Law, Compliance, Licensing, and Audit operations. Mr. Smith is a member of the Executive and Management Committees of the Company. Previously, Mr. Smith served as Assistant General Counsel of Hoffmann-La Roche, Division Counsel of RBL and Assistant Secretary and

member of RBL’s Senior Management Committee from 1988 until April 1995. Mr. Smith served as Assistant Secretary of Hoffmann-La Roche from 1989 until the Merger and as an Assistant Vice President of Hoffmann-La Roche during 1992 and 1993. He has served as a director of Gensys Software, Inc. since August 2000.

Stevan R. Stark has served as Executive Vice President since October 1996 and was Senior Vice President, New York Division, Cranford Division, and Alliance/Hospital Division since the Merger on April 28, 1995. Mr. Stark oversees the Company’s sales and marketing operations including business alliances, managed care, and new business development. Mr. Stark is a member of the Executive and Management Committees of the Company. Previously, Mr. Stark was a Vice President and Division Manager from 1991 to 1995 and a Division Manager from 1986 to 1991. Mr. Stark served as a director for Universal Standard Healthcare; the directorship ended on March 30, 1999.

EXECUTIVE COMPENSATION AND BENEFIT PLANS

Executive Compensation

The compensation paid by the Company during the years ended December 31, 2002, 2001, and 2000 to the Chief Executive Officer and the four other most highly compensated Executive Officers serving at year end is set forth below.

Summary Compensation Table

				Long-Term Compensation Awards
		Annual Compensation(1)(2)		Restricted Stock Awards(5)($)	Securities Underlying Options/SARs(6)(#)
Name and Principal Position	Year	Salary(3)($)	Bonus(4)($)
Thomas P. Mac Mahon	2002	$825,000	$1,463,671	$14,159,036	491,400
President and Chief Executive	2001	$812,500	$1,850,295	$4,906,475	445,600
Officer	2000	$741,667	$726,311	$3,462,344	362,400
Richard L. Novak	2002	$454,667	$647,919	$6,653,110	230,800
Executive Vice President and	2001	$433,333	$691,728	$1,983,750	194,400
Chief Operating Officer	2000	$391,667	$427,200	$1,695,219	138,400
Wesley R. Elingburg	2002	$387,500	$480,763	$5,155,072	178,800
Executive Vice President, Chief	2001	$365,833	$573,576	$1,587,000	140,000
Financial Officer, and Treasurer	2000	$313,333	$254,400	$758,300	79,200
Bradford T. Smith	2002	$387,500	$503,623	$5,155,072	178,800
Executive Vice President, Chief	2001	$365,833	$532,554	$1,587,000	140,000
Legal Officer, and Secretary	2000	$313,333	$245,400	$758,300	79,200
Myla P. Lai-Goldman	2002	$299,667	$271,920	$2,468,548	85,800
Executive Vice President, Chief	2001	$285,000	$298,706	$595,125	54,400
Scientific Officer, and Medical Director	2000	$256,667	$209,381	$388,625	56,400

(1)	No officer was paid other annual compensation in excess of the lesser of either $50,000 or 10% of the total of annual salary and bonus reported above.

(2)	Does not include amounts that may be received by Messrs. Mac Mahon, Elingburg and Smith under certain whole life insurance policies. Under the terms of the policies, Messrs. Mac Mahon, Elingburg and Smith, upon termination of their employment, may elect to continue coverage by paying the annual premium, elect to receive the cash value of the policy, or elect to receive a paid-up policy based on premiums paid through the end of the policy year.

(3)	Includes salary paid or accrued for each indicated year.

(4)	Includes bonus accrued or paid for each indicated year and other payments, excluding severance, made pursuant to employment agreements.

(5)	Represents the value of restricted stock awarded during the year indicated under the Company’s 2000 Stock Incentive Plan as of the date of grant and includes a special grant made to the Executive Officers (see “Special Grants in 2002” in the “Compensation Committee Report on Executive Compensation” section below). The restricted stock awards from this special grant have a four-year vesting period, with accelerated vesting of outstanding shares in percentages ranging from 33.3% to 100%, if certain predefined cumulative profitability targets are achieved as of December 31, 2003 for the years ended December 31, 2002 and 2003. The value of these special awards at the date of grant were: for Mr. Mac Mahon, 136,400 shares valued at $5,365,976; Mr. Novak, 64,000 shares valued at $2,517,760; Mr. Elingburg, 49,600 shares valued at $1,951,264; Mr. Smith, 49,600 shares valued at $1,951,264; and Dr. Lai-Goldman, 23,800 shares valued at $936,292. The regular restricted stock awards granted in 2002 have a six-year vesting period, with accelerated vesting of outstanding shares in percentages ranging from 33.3% to 100%, if certain predefined cumulative profitability targets are achieved as of December 31, 2004 for the years ended December 31, 2002, 2003, and 2004.

Aggregate outstanding restricted stock awards and their value at December 31, 2002 were: for Mr. Mac Mahon, 677,200 shares valued at $15,738,128; Mr. Novak, 299,000 shares valued at $6,948,760; Mr. Elingburg, 215,200 shares valued at $5,001,248; Mr. Smith, 215,200 shares valued at $5,001,248; and Dr. Lai-Goldman, 102,600 shares valued at $2,384,424. No dividends are paid on restricted stock awards during the restriction period.

(6)	Represents the number of stock options awarded during the year indicated under the Company’s 2000 Stock Incentive Plan.

The total number of options indicated in this column for 2002 includes a special grant made to the Executive Officers (see Special Grants in 2002 in the Compensation Committee Report on Executive Compensation). The stock option awards from this special grant vest in equal one-third increments over a three year period, beginning on the first anniversary of the date of grant and if unexercised, expire 10 years after the date of grant, subject to their earlier termination. The number of securities underlying the special options awarded were: for Mr. Mac Mahon, 203,000 shares; Mr. Novak, 95,400 shares; Mr. Elingburg, 73,800 shares; Mr. Smith, 73,800 shares; and Dr. Lai-Goldman, 35,400 shares.

Restricted Stock Grants in 2002

During 2002, the following restricted stock grants, the aggregate value of which are reflected in the Summary Compensation Table, were made under the 2000 Stock Incentive Plan for the current Executive Officers named in the Summary Compensation Table:

Restricted Stock Awards in 2002

Name	Number of Shares Granted(1)	Performance Period Until Maturation (1)	Price on Date of Grant($/Sh)	Price on 12/31/02 ($/Sh)
Thomas P. Mac Mahon	136,400	4 years	$39.34	$23.24
	202,000	6 years	$43.53	$23.24
Richard L. Novak	64,000	4 years	$39.34	$23.24
	95,000	6 years	$43.53	$23.24
Wesley R. Elingburg	49,600	4 years	$39.34	$23.24
	73,600	6 years	$43.53	$23.24
Bradford T. Smith	49,600	4 years	$39.34	$23.24
	73,600	6 years	$43.53	$23.24
Myla P. Lai-Goldman	23,800	4 years	$39.34	$23.24
	35,200	6 years	$43.53	$23.24

(1)

Restrictions limit the sale or transfer of these shares during the four-year or six-year period in which the restrictions lapse. The plan provides for accelerated vesting of outstanding shares in percentages ranging from 33.3% to 100%, if certain predefined cumulative profitability targets are achieved as of December 31, 2003 for the years ended

December 31, 2002 and 2003 for the four-year awards or achieved as of December 31, 2004 for the years ended December 31, 2002, 2003, and 2004 for the six-year awards. The restricted stock granted with a 4 year maturity represents awards that were part of the Special Grants in 2002 (see “Special Grants in 2002” in the “Compensation Committee Report on Executive Compensation” section below).

Stock Option Transactions in 2002

During 2002, the following grants were made under the 2000 Stock Incentive Plan for the Executive Officers named in the Summary Compensation Table:

Option/SAR Grants in 2002

Name	Number of Securities Underlying Options/SARs Granted(1)	Percentage of Total Options/SARs Granted to Employees in 2002	Exercise or Base Price($/Sh)	Expiration Date	Grant Date Present Value ($)(2)
Thomas P. Mac Mahon	203,000	9%	$39.34	1/7/2012	$4,575,849
	288,400	13%	$43.53	2/14/2012	$7,188,830
Richard L. Novak	95,400	4%	$39.34	1/7/2012	$2,150,424
	135,400	6%	$43.53	2/14/2012	$3,375,060
Wesley R. Elingburg	73,800	3%	$39.34	1/7/2012	$1,663,536
	105,000	5%	$43.53	2/14/2012	$2,617,293
Bradford T. Smith	73,800	3%	$39.34	1/7/2012	$1,663,536
	105,000	5%	$43.53	2/14/2012	$2,617,293
Myla P. Lai-Goldman	35,400	2%	$39.34	1/7/2012	$797,956
	50,400	2%	$43.53	2/14/2012	$1,256,300

(1)	For each grant of non-qualified options made in 2002, the exercise price is equivalent to the fair market value per share on the date of the grant as defined in the 2000 Stock Incentive Plan. The options will vest with respect to one-third of the option shares on the first anniversary of the date of grant and an additional one-third will vest on each of the second and third anniversaries of such date, subject to their earlier termination. The options granted with an exercise price of $39.34 per share represent awards that were part of the Special Grants in 2002 (see “Special Grants in 2002” in the “Compensation Committee Report on Executive Compensation” section below).

(2)	Valuation based upon the Black-Scholes option pricing model with the following assumptions: expected dividend yield 0.0%, volatility of 0.541, risk-free interest rate of 2.99%, and an expected life of seven years. Using the Black-Scholes option pricing model, the assumed exercise or base price per share on January 7, 2002 and February 14, 2002 were approximately $22.54 and $24.93, respectively.

The following chart shows, for 2002, the number of stock options exercised and the 2002 year-end value of the options held by the Executive Officers named in the Summary Compensation Table:

Aggregated Option/SAR Exercises in 2002

and Year-End 2002 Option/SAR Values

	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities underlying Options/SARs at Year-End		Value of Unexercised In-the-Money Options/SARs at Year-End ($)(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas P. Mac Mahon	75,466	$2,296,243	239,201	909,265	$0	$975,587
Richard L. Novak	26,134	$760,495	90,933	406,533	$0	$258,550
Wesley R. Elingburg	41,956	$908,205	50,311	298,533	$0	$222,353
Bradford T. Smith	75,868	$1,170,611	9,200	298,532	$0	$222,353
Myla P. Lai-Goldman	29,600	$915,750	29,134	140,866	$0	$191,327

(1)	Calculated using the actual December 31, 2002 closing price per common share on the NYSE Composite Tape of $23.24, less the applicable aggregate option exercise price of in-the-money options, multiplied by the number of unexercised in-the-money options that are exercisable and unexercisable, respectively.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2002. All equity compensation plans have been approved by Company shareholders, except in the case of equity compensation plans approved by shareholders of companies acquired by the Company as described in footnote (1) below.

Plan Category	Common shares to be issued upon exercise of outstanding options, warrants, and rights		Weighted-average exercise price of outstanding options, warrants and rights	Common shares available for future issuance under equity compensation plans (excluding securities reflected in column A)
	A		B	C
Equity compensation plans approved by Company shareholders (1)	5,173,006	(2)	$33.11	9,004,321	(3)
Equity compensation plans not approved by Company shareholders	0		0	0

(1)	Not included in this total are stock option awards from Dynacare, Inc. representing 276,990 shares of underlying common stock, which were assumed in connection with acquisition transactions by the Company. These options were issued under the Dynacare, Inc. Amended and Restated Employee Stock Option Plan, which were approved by Dynacare, Inc. shareholders when the plan was initially implemented. At December 31, 2002, there were 179,000 shares outstanding under this plan and the weighted-average exercise price of outstanding options was $21.52. The Company does not intend to continue to issue awards under this plan.

(2)	Includes options to purchase shares outstanding under the Laboratory Corporation of America Holdings 2000 Stock Incentive Plan, the Laboratory Corporation of America Holdings Amended and Restated 1999 Stock Incentive Plan, the Laboratory Corporation of America Holdings 1994 Stock Option Plan, and the Laboratory Corporation of America Holdings 1988 Stock Option Plan.

(3)	Includes shares available for future issuance under the Laboratory Corporation of America Holdings 2000 Stock Incentive Plan, the Laboratory Corporation of America Holdings Amended and Restated 1999 Stock Incentive Plan, the Laboratory Corporation of America Holdings 1994 Stock Option Plan, the Laboratory Corporation of America Holdings 1997 Employee Stock Purchase Plan, and the Laboratory Corporation of America Holdings 1995 Stock Plan for Non-employee Directors.

Retirement Benefits and Savings Plan

The following tables set forth the estimated annual retirement benefits payable at age 65 to persons retiring with the indicated average direct compensation and years of credited service, on a straight life annuity basis after Social Security offset, under the Company’s Employees’ Retirement Plan, as supplemented by the Company’s Pension Equalization Plan.

Pension Plan Table(1)

Wesley R. Elingburg

Five-year average Compensation(2)	10 Years(3)	15 Years(3)	20 Years(3)	25 Years(3)	30 Years(3)
$ 50,000	$7,686	$10,922	$14,158	$17,394	$17,394
100,000	17,230	25,238	33,246	41,254	41,254
150,000	27,230	40,238	53,246	66,254	66,254
200,000	37,230	55,238	73,246	91,254	91,254
250,000	47,230	70,238	93,246	116,254	116,254
300,000	57,230	85,238	113,246	141,254	141,254
348,868	67,004	99,898	132,793	165,688	165,688

Pension Plan Table(4)

Thomas P. Mac Mahon, Richard L. Novak, Bradford T. Smith, and Myla P. Lai-Goldman

Five-year average Compensation(2)	10 Years(3)	15 Years(3)	20 Years(3)	25 Years(3)	30 Years(3)
$ 50,000	$6,185	$9,277	$12,370	$15,462	$18,554
100,000	15,134	22,702	30,269	37,836	45,403
150,000	24,494	36,742	48,989	61,236	73,483
200,000	33,854	50,782	67,709	84,636	101,563
250,000	43,214	64,822	86,429	108,036	129,643
300,000	52,574	78,862	105,149	131,436	157,723
348,868	61,722	92,584	123,445	154,306	185,167

(1)	The Retirement Plan, as supplemented by the Pension Equalization Plan, is a defined benefit pension plan designed, in conjunction with the Company’s Pension Equalization Plan, to provide an employee, covered under the Roche Biomedical Laboratories, Inc. Supplemental Executive Retirement Plan, having 25 years of credited service with an annuity equal to 50% of final average compensation less 50% of estimated individual Social Security benefits. The benefit is then converted from a life annuity to an actuarially equivalent life annuity with a ten-year guarantee. In addition, following retirement from active service, an additional benefit is paid from the Pension Equalization Plan designed to provide for a portion of the Executive Officer’s postretirement medical benefit. For 2002, this additional benefit amounted to $1,214 per year, based on a retiree over age 65, with a dependent under the age of 65.

(2)	Highest consecutive five-year average base compensation during final ten years. Compensation considered for this five-year average is reflected in the Summary Compensation Table under the heading “Salary.” Under the Pension Equalization Plan, a maximum of $300,000 final average compensation is considered for benefit calculation indexed beginning in 1997 based on the percentage change in the unrounded compensation limit under Section 401 (a)(17) of the Internal Revenue Code. For 2002, this limit is $348,868. No bonuses are considered.

(3)	Under the plans, the normal form of benefit for an unmarried participant is a life annuity with a guaranteed minimum payment for ten years. For a married participant, the normal form is a 50% joint and survivor annuity, which is actuarially equivalent to the normal form for an unmarried participant. The above tables are determined with regard to a life only form of payment; thus, payment using a ten-year guarantee would produce a lower annual benefit.

(4)	The Retirement Plan, as supplemented by the Pension Equalization Plan, is a defined benefit pension plan designed, in conjunction with the Company’s Pension Equalization Plan, to provide an employee having 30 years of credited service with an annuity equal to 52% of final average compensation less 50% of estimated individual Social Security benefits.

Credited service is defined generally as all periods of employment with the Company, a participating subsidiary or with National Health Laboratories, Inc. or its subsidiaries prior to 1992, or RBL or an affiliate, after attainment of age 21 and completion of one year of service (age 25 and completion of one year of service if hired before January 1, 1985). Final average compensation is defined as average annual base salary during the five consecutive years in which base salary was highest out of the last ten years prior to normal retirement age or earlier termination. The Employee Retirement Income Security Act of 1974, as amended, places certain maximum limitations upon the annual benefit payable under all qualified plans of an employer to any one individual. The limitation solely with respect to defined benefit pension plans was $160,000 for 2002 and will be subject to cost of living adjustments for future years. In addition, the Tax Reform Act of 1986 limits the amount of compensation that can be considered in determining the level of benefits under qualified plans. The applicable limit for 2002 was $200,000. The Company believes that, with respect to certain employees, annual retirement benefits computed in accordance with the Retirement Plan’s benefit formula may be greater than those which would be provided with regard to such qualified plan limitation. The Company’s non-qualified, unfunded, Pension Equalization Plan is designed to provide for the payment of the difference, if any, between the amount of such maximum limitation and the annual benefit that would be payable under the Retirement Plans but for such limitation, subject to the allowed maximum compensation limit under the Pension Equalization Plan.

As of December 31, 2002, credited years of service under the retirement plans for the following individuals are for Mr. Mac Mahon—5.0 years, Mr. Elingburg—21.4 years, Mr. Smith—19.9 years, Dr. Lai-Goldman—11.4 years, and Mr. Novak—4.5 years.

Compensation Plans and Arrangement

On April 17, 1996, the Board of Directors approved the Master Senior Executive Severance Plan (the “Severance Plan”), which provides severance payments to certain key employees. The Severance Plan provides for severance payments of three times annual salary and targeted bonus then in effect for a change in control (as defined in the Severance Plan) and two times annual salary and targeted bonus then in effect for all other qualifying terminations for the President and Chief Executive Officer and the Executive Vice Presidents of the Company. The Severance Plan also provides severance payments of one times annual salary and targeted bonus then in effect for Senior Vice Presidents upon the occurrence of a qualifying termination. Qualifying termination is generally defined as involuntary termination without cause or voluntary termination with Good Reason, as defined. “Good Reason” is defined as a reduction in base salary or targeted bonus as a percentage of salary, relocation to an office location more than 75 miles from the employee’s current office without consent of the employee, or a material reduction in job responsibilities or transfer to another job without the consent of the employee. Good Reason does not include a reduction in base salary or targeted bonus where such reduction is pursuant to a Company-wide reduction of base salaries and/or targeted bonuses. In addition, the Severance Plan may not be amended or terminated within 36 months of a change in control, as defined.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors (for the purposes of this section, the “Committee”), comprised entirely of independent directors, reviews and recommends to the full Board for its approval compensation and benefit policies and objectives; determines whether officers, directors and employees are compensated according to these policies and objectives; and carries out the board’s responsibilities relating to the compensation of executives and directors as described above under “Item One: Election of Directors.” The charter of the Compensation Committee was adopted on September 18, 2002, and is attached hereto as Annex II.

During 2002, the Committee held four meetings to review and evaluate executive and director compensation and benefit programs, including information provided to the Company by independent compensation and benefit consultants.

Executive Officer Compensation Policies.    The Committee’s executive compensation policies are designed to (a) attract and retain the best individuals critical to the success of the Company, (b) motivate and reward such individuals based on corporate, business unit and individual performance, and (c) align executives’ and stockholders’ interests through equity-based incentives.

Compensation for executives is based on the following principles: variable compensation should comprise a significant part of an executive’s compensation, with the percentage at-risk highest for the executive officers; both compensation opportunities provided to executive officers and the realizable values of those opportunities should significantly vary with performance achievements; an emphasis on stock-based compensation aligns the long-term interests of executive officers and stockholders; compensation opportunities for executive officers must be evaluated against that offered by companies similar in size and scope of operations; and differences in executive compensation within the Company should reflect varying levels of responsibility and/or performance.

A key reference in determining the overall levels of executive officer compensation is an assessment of pay practices within a group of public companies in the health care services industries that are comparable in size and scope to the Company (the “peer group”). Companies in the peer group were selected by the Committee based on recommendations from the Committee’s independent compensation and benefit consultants. Some of these companies are included in the peer group used for stock price comparisons (see “Common Stock Performance” below).

This peer group was changed in 2001 as part of a thorough review of executive officer compensation conducted by the Committee. The new peer group includes other organizations in the health care services industries that engage in diagnostics and genomic research. The Committee believes this new peer group better reflects the Company’s market for executive talent as the Company expands its operations beyond traditional clinical testing.

2002 Executive Officer Compensation.    There are three components to the Company’s executive compensation program: base salary, annual incentive compensation, and long-term incentive compensation. The more senior the position, the greater the portion of total compensation that varies with performance results.

Base salaries are set by the Committee and are designed to be competitive with the peer group companies described above. Generally, the Committee has targeted salary levels of the executive officers at the median of peer group practices, with any variations reflecting the individual’s job experience and responsibility. Annual changes in base salaries are based on the peer group’s practices, the Company’s performance, the individual’s performance, and increases in cost of living indexes. For 2002, the average salary increase for executive officers was 4 percent, not including the CEO, as the CEO’s salary was deemed competitive for the year.

Under the Company’s Management Incentive Bonus Plan, originally adopted by the stockholders in 1995, annual incentive compensation for executive officers is paid in the form of a cash bonus. Earned bonus amounts generally are based on the attainment of specific performance goals, which were approved by the Chair of the Committee at the beginning of 2002. The primary measures used for executive officer bonuses in 2002 were earnings before interest, taxes, depreciation and amortization (“EBITDA”), days sales outstanding, revenue growth, and certain other specific measures. Each executive officer has a target bonus expressed as a percentage of salary. The Committee generally sets bonus opportunities so that total cash compensation for Executive Officers will approximate the peer group’s 75th percentile if performance results warrant such an outcome.

The Company’s annual performance results in 2002 generally satisfied the goals set by the Committee for the year and resulted in bonuses for executive officers that were slightly above the target amount (see “Summary Compensation Table” for amounts paid to certain executive officers under the plan). These bonuses were lower than the bonuses earned by executive officers for 2001, when performance results substantially exceeded the goals set by the Committee for the year.

Long-term incentive compensation is provided through the granting of stock options and restricted stock under the Company’s Stock Option Plans. The Committee believes that grants of stock options and restricted stock align stockholder and executive officer interests and serve as an effective retention tool. Generally, the Committee approves stock option grants at the beginning of the year with the size of grants determined by each executive officer’s level of responsibility after comparison to the equity grant practices of the peer group. Competitive grant practices are evaluated in terms of both annualized expected value and percentage of common shares outstanding, and the size of grants to Company executive officers reflect the Committee’s evaluation of the Company’s performance as compared to the peer group. As provided in the Company’s Stock Option Plans, stock options are granted with an exercise price equal to the Fair Market Value (as defined in the Company’s Stock Option Plans) per share on the date of grant.

For 2002, the Committee decided to change from making annual grants of restricted stock and instead made one grant that will represent the entire restricted stock opportunity for executive officers for the three-year period from 2002 through 2004. Moving from an annual to a three-year plan is intended to remove the issues related to the volatility of the Company’s share price in determining the size of the grants. Grants of restricted stock will vest on the sixth anniversary of grant, although vesting of shares granted in 2002 may be accelerated if certain predefined profitability targets are achieved as of December 31, 2004.

The mix between stock options and restricted stock is such that a majority of the expected value is delivered through the granting of stock options. No stock option or restricted stock awards are made in the absence of satisfactory performance, which is evaluated by the Committee based on the executive’s individual contribution to the long-term health and growth of the Company.

Special Grants in 2002.    As part of its thorough review of executive officers compensation during 2001, the Committee, together with its independent compensation and benefits advisor, evaluated the values generated from the Company’s compensation program since 1997 and compared those values to what had been generated for executives at peer group companies. The Committee also considered performance results of the Company in such areas as earnings growth, operating margins, return on investment, and total shareholder return. These results were also compared to performance achievements at peer group companies during that same period. The Company’s annualized rate of return to shareholders during this five-year period was 41.2 percent, exceeding the return rates of nearly all of the peer group companies and far greater than the 9.2 percent annualized return of the S&P 500 during this period.

To recognize the superior performance achievements of the Company during the 1997-2001 period and to provide additional incentive for continued success in future years, the Committee decided to make a special, one-time grant of stock options and performance-based restricted stock to executive officers in January 2002. The number of stock options and restricted shares granted was based in part on the results from historical compensation and performance analyses of peer group companies. The special grants of restricted stock will vest on the fourth anniversary of grant, but vesting may be accelerated if certain predefined profitability targets are achieved as of December 31, 2003. These special grants are identified in the “Restricted Stock Transactions in 2002” and the “Stock Option Transactions in 2002” sections above.

2002 Chief Executive Officer Compensation.    The Committee reviewed Mr. Mac Mahon’s base salary, annual incentive and long-term incentive compensation in the same manner as described above for other Executive Officers. The Committee did not increase Mr. Mac Mahon’s base salary from 2001 to 2002, as it was deemed competitive for 2002, so it remained at $825,000.

The Committee believes that Mr. Mac Mahon’s leadership and individual performance have significantly contributed to the achievement of remarkable growth in earnings and stockholder value for the Company during his tenure as CEO. Mr. Mac Mahon’s annual target bonus opportunity during 2002 was 150 percent of salary, the same as in 2001. Based on the Company’s performance achievements during 2002, Mr. Mac Mahon received an annual bonus payment that was approximately 177 percent of his 2002 salary. This represented a reduction of approximately 21 percent from his 2001 earned bonus amount and resulted in total cash compensation for 2002 that was approximately 14 percent lower than his total cash compensation for 2001. As for the other Executive Officers, this result reflected that while the Company generally achieved the goals for 2002, performance results did not exceed the Committee’s goals as significantly as was the case in 2001.

The majority of Mr. Mac Mahon’s compensation opportunity for 2002 was delivered through equity-based vehicles linked directly to the interests of stockholders. In 2002, Mr. Mac Mahon received an annual grant of 288,400 stock options and 202,000 shares of restricted stock. The Committee determined the size of these grants after reviewing competitive equity grants to peer group CEOs and they reflect the Committee’s assessment that the performance of both the Company and Mr. Mac Mahon have been outstanding. As with the grants of restricted stock to other executive officers, these shares represent a grant covering the 2002-2004 period and will vest on the sixth anniversary of grant, but vesting may be accelerated if certain predefined profitability targets are achieved as of December 31, 2004. The stock options will vest in equal one-third increments over a three-year period beginning on the first anniversary of the grant date and if unexercised, will expire ten years from the date of grant, subject to their earlier termination.

In 2002, Mr. Mac Mahon also received a special, one-time grant of 203,000 stock options and 136,400 shares of restricted stock for reasons described in the above section entitled “Special Grants in 2002”. These shares of restricted stock will vest on the fourth anniversary of grant, but vesting may be accelerated if certain predefined cumulative profitability targets are achieved as of December 31, 2003. The stock options will vest in equal one-third increments over a three-year period beginning on the first anniversary of the grant date and if unexercised, will expire ten years from the date of grant, subject to their earlier termination.

Mr. Mac Mahon became eligible to participate in the Company’s Retirement Benefits and Savings Plan in 1998.

Limit on Deductibility of Compensation.    Section 162(m) of the Internal Revenue Code limits the corporate federal income tax deduction for certain “non-performance based” compensation paid to the chief executive officer and each of the four highest paid employees of public companies to $1 million per year. The Committee has carefully considered the Corporation’s executive compensation program in light of the applicable tax rules. Accordingly, the Company’s 2000 Stock Incentive Plan has been structured to meet the requirements of Section 162(m), and stockholders last approved the Plan in 2002. However, the Committee believes that tax-deductibility is but one factor to be considered in fashioning an appropriate compensation package for executives. As a result, the Committee reserves and will exercise its discretion in this area so as to serve the best interests of the Company and its stockholders.

THE COMPENSATION COMMITTEE

Jean-Luc Bélingard, Chairman

Wendy E. Lane

Andrew G. Wallace

COMMON STOCK PERFORMANCE

The Company’s common stock is traded on the New York Stock Exchange, Inc. (the “NYSE”). The graph below shows the cumulative total return assuming an investment of $100 on December 30, 1997 in each of the Company’s common stock, the Standard & Poor’s (the “S&P”) Composite-500 Stock Index, the S&P 400 Health Care Index (the “New Peer Group”), and the peer group reported in the Company’s prior proxy statement (the “Old Peer Group”) and that all dividends were reinvested. The Old Peer Group was based on the weighted average cumulative total return (based on stock market capitalization) of the stock of six publicly traded medical service and medical supply companies and one clinical laboratory company which is a direct competitor of the Company: Allergan, Inc., Quest Diagnostics, Incorporated, C.R. Bard Inc., Magellan Health Services Inc., Fisher Scientific International Inc., Thermo Electron Corporation, and Bausch & Lomb Inc. Following the implementation of the new Executive Compensation Plan, in 2002, the Company changed the peer group used to compare the performance of the Company and of the Executive Officers. This New Peer Group includes other organizations in the health care services industries that engage in diagnostics and genomic research and better aligns with the Company’s strategic focus.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

	12/1997	12/1998	12/1999	12/2000	12/2001	12/2002
Laboratory Corporation of America Holdings	$100	$79	$211	$1,006	$924	$531
S&P 500	$100	$129	$156	$141	$125	$97
Old Peer Group	$100	$106	$133	$216	$199	$167
New Peer Group	$100	$129	$132	$203	$192	$152

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

The following table sets forth as of March 31, 2003, the total number of shares of Common Stock beneficially owned, and the percent so owned, by (i) each director of the Company who is a beneficial owner of any shares of Common Stock, (ii) each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (iii) the officers named in the “Summary Compensation Table” set forth above, and (iv) all current directors and Executive Officers as a group. The number of shares owned are those “beneficially owned,” as determined under the rules of the Commission, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares of Common Stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security, or pursuant to the automatic termination of power of attorney or revocation of trust, discretionary account or similar arrangement. Except as otherwise indicated below, the persons named in the table have sole voting and investment power with respect to the shares beneficially owned by them as set forth opposite their respective names.

Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock		Percent of Class
Wellington Management Company, LLC	16,892,500	(1)	11.3%
75 State Street Boston, Massachusetts 02109
Chieftain Capital Management, Inc.	13,531,687	(2)	9.0%
12 East 49th Street New York, New York 10017
Thomas P. Mac Mahon	1,244,117	(3,4)	*
Jean-Luc Bélingard	20,253		*
Wendy E. Lane	20,693		*
Robert E. Mittelstaedt, Jr.	13,931		*
James B. Powell	16,549	(5)	*
Andrew G. Wallace	17,010		*
Wesley R. Elingburg	349,255	(3,4)	*
Richard L. Novak	504,301	(3,4)	*
Bradford T. Smith	335,171	(3,4)	*
Myla P. Lai-Goldman	184,074	(3,4,6)	*
All directors and Executive Officers as a group (11 persons)	2,865,483		1.9%

*	Less than 1%

(1)	As reported on Schedule 13G filed with the Commission on February 12, 2003, on behalf of Wellington Management Company, LLC (“WMC”). WMC is a registered investment advisor with shared voting power for 11,590,835 of the above listed shares.

(2)	As reported on Schedule 13G filed with the Commission on February 14, 2003, on behalf of Chieftain Capital Management, Inc. (“CCM”). CCM is a registered investment advisor with shared voting power for 13,531,687 of the above listed shares.

(3)	Beneficial ownership by officers of the Company includes shares of Common Stock, which such officers have the right to acquire upon the exercise of options which either are vested or which may vest within 60 days of March 31, 2003. The number of shares of Common Stock included in the table as beneficially owned which are subject to such options is as follows: Mr. Mac Mahon—627,001; Mr. Elingburg—156,578; Mr. Novak—252,667; Mr. Smith—132,666; Dr. Lai-Goldman—90,667; all directors and Executive Officers as a group—1,352,895.

(4)	Includes shares of Restricted Common Stock. The number of shares of Restricted Common Stock included in the table is as follows: Mr. Mac Mahon—486,800; Mr. Elingburg—171,200; Mr. Novak—219,000; and Mr. Smith—171,200; Dr. Lai-Goldman—77,000; all directors and Executive Officers as a group—1,202,200.

(5)	Includes 700 shares of common stock held by Allemanni LLC. Dr. Powell is the sole manager of Allemanni LLC.

(6)	Includes 2,000 shares of common stock held by Dr. Lai-Goldman’s daughter. Dr. Lai-Goldman disclaims beneficial ownership of the 2,000 shares of common stock held in her daughter’s name.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) requires the Company’s Executive Officers, directors and persons who own more than 10% of the Company’s equity securities to file reports on ownership and changes in ownership with the Commission and the securities exchanges on which its equity securities are registered. Additionally, Commission regulations require that the Company identify in its proxy statements any individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. To the Company’s knowledge, based solely on a review of reports furnished to it, all Section 16(a) filing requirements applicable to its Executive Officers, directors and more than 10% beneficial owners were complied with, with two exceptions: i) James B. Powell inadvertently reported late his October 9, 2002, October 31, 2002, and December 29, 2002 acquisitions of an aggregate of 1,200 shares of Common Stock on Forms 4 (statement of changes of beneficial ownership of securities) filed with the Commission on November 5, 2002 and January 6, 2003 because Dr. Powell was belatedly notified that the shares had been acquired on his behalf by a financial advisor having discretion over certain of his accounts, and ii) Jean-Luc Bélingard, Wendy E. Lane, Robert E. Mittelstaedt, James B. Powell, David B. Skinner, and Andrew G. Wallace inadvertently reported late the September 3, 2002 issuance of the stock portion of the non-employee director retainer of 39 shares of Common Stock on Forms 5 (annual statement of changes of beneficial ownership of securities) filed on their behalf by the Company with the Commission on February 14, 2003 because of inadvertent oversight and advice from the Company’s then outside counsel during the transition to the new Sarbanes-Oxley filing rules.

ITEM TWO:    AMENDMENT TO THE 2000 STOCK INCENTIVE PLAN

On October 16, 2002, the Board of Directors adopted an amendment to the Laboratory Corporation of America Holdings 2000 Stock Incentive Plan (the “Plan”) to increase the fair market value of the shares of stock subject to options to be awarded on an annual basis to non-employee directors from $65,000 to $77,000 as part of a new director’s compensation plan.

The summary description herein of the principal features of the Plan, as amended by the Stock Plan Amendment, is qualified by reference to the Plan and the Stock Plan Amendment. The Plan was originally effective following approval at the annual meeting of stockholders on May 2, 2000 and subsequently amended following approval at the annual meeting of stockholders on May 15, 2002. As of March 31, 2003, 12,950,043 shares had been issued under this Plan and under the Laboratory Corporation of America Holdings Amended and Restated 1999 Stock Incentive Plan and the Laboratory Corporation of America Holdings 1994 Stock Option Plan (the “Prior Plans”), and 6,729,957 shares were available from this Plan and Prior Plans for future issuance. A total of 19.68 million shares, including those available from the Prior Plans, were authorized for issuance under the Plan. A copy of the Plan, as proposed to be amended, is attached hereto as Annex V.

The purpose of the Plan is to attract and retain the best available employees and directors for the Company and to encourage the highest level of performance by such persons, thereby enhancing the value of the Company for the benefit of its stockholders. The Plan is also intended to motivate such persons to contribute to the Company’s future growth and profitability, to reward the performance of employees and increase the proprietary and vested interest of all such persons in the growth and performance of the Company in a manner that provides them with a means to increase their holdings of Common Stock and aligns their interests with the interests of the stockholders of the Company. Potentially all employees (approximately 24,000), officers and directors of the Company are eligible to participate in the Plan. As of March 31, 2003, there were 234 participants under the Plan.

The exercise price of incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and non-qualified stock options (“NSOs”) (“Option Price”) may not be less than 100% of the fair market value of the shares of Common Stock on the date of grant, except that, in the case of an ISO granted to an individual who, at the time the ISO is granted, owns shares possessing more than 10% of the total combined voting power of all classes of Common Stock, the Option Price may not be less than 110% of the fair market value. The Option Price of, and the number of shares covered by, each option will not change during the life of the option, except for adjustments to reflect stock dividends, splits, other recapitalizations or reclassifications or changes affecting the number or kind of outstanding shares. Stock appreciation rights, restricted stock, and performance awards may also be granted under the Plan.

Except as otherwise provided in an award agreement, in the case of an NSO, no award may be transferred by an optionee except by will or the laws of descent and distribution. Options may be exercised in whole or in installments and must be exercised within a fixed period, which period may not exceed 10 years from the date of the option grant in the case of ISOs. In the case of ISOs granted to any holder on the date of the grant of more than 10% of the total combined voting power of all classes of stock of the Company, the options must be exercised within five years from the date of grant of the option. Options may expire before the end of the option period due to termination of service with the Company.

The exercise costs related to shares of Common Stock purchased upon the exercise of an option are to be paid for in cash, by using the cashless exercise method, through the delivery of other shares of Common Stock held for at least six months with a value equal to the total option price, or by a combination of cash and such shares.

The shares of Common Stock to be delivered under the Plan will be made available from the authorized but unissued shares of Common Stock or from treasury shares and have been registered by the Company with the Commission on Form S-8 and will be freely tradable, subject to applicable restrictions under Section 16 of the Exchange Act.

The annual per participant limitation for grants of options and stock appreciation rights is 600,000 shares. This limit, and the other per participant limitations, are subject to adjustment in the event of changes in the Company’s capitalization.

The Plan is administered by the Compensation Committee of the Board of Directors. Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to it and to make all other determinations necessary or advisable for its administration; provided, however, that the Committee shall have no discretion with respect to the selection of directors to receive shares of Common Stock, as these are pre-determined, or the timing or pricing of grants of shares of Common Stock. The determinations of the Committee in the administration of the Plan, as described herein, shall be final and conclusive. The Secretary of the Company is authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purpose thereof.

In the event of a stock split, stock dividend, subdivision or combination of the shares of Common Stock or other change in corporate structure affecting the shares of Common Stock, the number of shares of Common Stock authorized by the Plan shall be increased or decreased proportionately, as the case may be.

No award may be granted under the Plan after May 4, 2010.

The Plan may be amended by the Board as it shall deem advisable or to conform to any change in any law or regulation applicable thereto; provided, that amendments will be submitted to stockholders for approval to the extent required by applicable law or as otherwise determined to be appropriate by the Committee. The Board also has the authority to terminate the Plan.

In 2002, the Compensation Committee granted NSOs to purchase an aggregate of 2,186,818 shares of Common Stock and 966,408 shares of restricted stock under the Plan to Executive Officers, non-employee directors, and non-executive employees of the Company. No ISO’s, stock appreciation rights (“SARs”), or performance awards were granted in 2002. There has been no decision with respect to the number or terms of options that may be granted following stockholder approval of the Stock Plan Amendment or the number or identity of future optionees under the Plan.

2002 Stock Incentive Plan Benefits

Name and Position	Dollar Value ($)	Number of Options(1)(#)	Number of Restricted Shares(1)(#)
Thomas P. Mac Mahon President and Chief Executive Officer	(2)	491,400	338,400
Richard L. Novak Executive Vice President and Chief Operating Officer	(2)	230,800	159,000
Wesley R. Elingburg Executive Vice President, Chief Financial Officer, and Treasurer	(2)	178,800	123,200
Bradford T. Smith Executive Vice President, Chief Legal Officer, and Secretary	(2)	178,800	123,200
Myla P. Lai-Goldman Executive Vice President, Chief Scientific Officer, and Medical Director	(2)	85,800	59,000
All current Executive Officers as a group	(2)	1,251,400	861,800
All current non-employee directors as a group	(2)	8,118	0
All current non-executive officer employees as a group	(2)	927,300	104,608

(1)	Options granted to Executive Officers in 2002 have an exercise price of $39.34 per share or $43.53 per share (see “Stock Options Transactions in 2002”). All options granted to non-executive officer employees in 2002 have an exercise price of $43.53 per share. Options granted to non-employee directors in 2002 have an exercise price of $48.02 per share. All options granted in 2002 have a ten-year term, vest in equal one-third increments on the first, second, and third anniversaries of their grant date and are subject to earlier termination as described above. The dollar value of each of the options granted is not determinable due to fluctuating market prices. At March 31, 2003, the Company’s Common Stock had a closing price of $29.65 per share.

(2)	Amounts for the executive officers include option and restricted stock awards from special grants in 2002 (see “Special Grants in 2002” in the “Compensation Committee Report on Executive Compensation” section above).

Federal Income Tax Consequences.    The following summary generally describes the federal income tax consequences to optionees and the Company and is based on current laws and regulations. The summary is general in nature and is not intended to cover all tax consequences that could apply to a particular individual or the Company. Additionally, the summary does not cover any state or local tax consequences of participation in the Plan.

Generally, when an optionee exercises an NSO, the difference between the option price and any higher fair market value of the shares of Common Stock on the date of exercise will be ordinary income to the optionee and will be generally allowed as a deduction for federal income tax purposes to the Company. Any gain or loss realized by an optionee on disposition of the Common Stock acquired upon exercise of an NSO will generally be capital gain or loss to such optionee, long-term or short-term depending on the holding period, and will not result in any additional tax consequences to the Company. The optionee’s basis in the shares of Common Stock is determined generally at the time of exercise.

When an optionee exercises an ISO while employed by the Company or a subsidiary or within three months (one year for disability and without limit for death) after termination of employment, no ordinary income will be recognized by the optionee at that time, but the excess (if any) of the fair market value of the shares of Common Stock acquired upon such exercise over the Option Price will be an adjustment to taxable income for purposes of the federal alternative minimum tax applicable to individuals. If the shares of Common Stock acquired upon exercise of the ISO are not disposed of prior to the expiration of one year after the date of acquisition and two years after the date of grant of the option, the excess (if any) of the sales proceeds over the aggregate Option Price of such shares of Common Stock will be long-term capital gain, but the Company will not be entitled to any tax deduction with respect to such gain. Generally, if the shares of Common Stock are disposed of prior to the expiration of such periods (a “Disqualifying Disposition”), the excess of the fair market value of such shares at the time of exercise over the aggregate Option Price (but not more than the gain on the disposition if the disposition is a transaction on which a loss, if realized, would be recognized) will be ordinary income at the time of such Disqualifying Disposition (and the employer will generally be entitled to a federal income tax deduction in a like amount). Any gain realized by the optionee as the result of a Disqualifying Disposition that exceeds the amount treated as ownership income will be capital in nature, long-term or short-term depending on the holding period. If an ISO is exercised more than three months (one year for disability and without limit for death) after termination of employment, the tax consequences are the same as described above for NSOs.

Certain additional special rules apply if the exercise price for an option is paid in shares of Common Stock previously owned by the optionee rather than in cash.

ACCORDINGLY, EACH OPTIONEE SHOULD CONSULT HIS OR HER TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO HIM OR HER OF INCENTIVE PLAN AWARDS, AS WELL AS THE USE OF SHARES FOR EXERCISE, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL, OR FOREIGN INCOME TAX AND OTHER LAWS.

When a participant exercises “SARs”, the amount of cash and the fair market value of property received (including Shares), unless the property is subject to transfer restrictions or forfeiture, will be ordinary income to the participant and will generally be allowed as a deduction for federal income tax purposes to the Company or a subsidiary.

In the absence of an election by a participant under Section 83(b) of the Code, the grant of restricted shares will not result in taxable income to the participant or a deduction to the Company or its subsidiary or affiliate in the year of the grant. The value of such restricted shares will be taxed to a participant in the year in which the restrictions lapse. Alternatively, a participant may elect to treat as income in the year of grant the fair market value of the restricted shares on the date of grant, provided the participant makes an election under Section 83(b) of the Code within thirty days after the date of such grant. If such an election were made, a participant would not be allowed to deduct at a later date the amount included as taxable income if he/she should forfeit the restricted shares to the Company or its subsidiary or affiliate. Generally, the amount of ordinary income recognized by a participant is deductible by the Company or its subsidiary or affiliate in the year the income is recognized by the participant. If the participant does not make an election under Section 83(b) of the Code, dividends paid on the shares prior to the lapse of restrictions on such shares will be taxable to the participant as additional compensation in the year received free of restrictions, and the Company or its subsidiary or affiliate will generally be allowed a corresponding deduction.

In general, the grant of performance awards will not result in taxable income to the participant or a deduction to the Company or its subsidiary or affiliate in the year of the grant. The value of the award will be taxed to a participant in the year in which the award is settled, and the Company will generally receive a deduction in the same amount.

The Board of Directors of the Company recommends that stockholders vote “FOR” approval and adoption of the Stock Plan Amendment.

ITEM THREE:    AMENDMENT TO THE MANAGEMENT INCENTIVE BONUS PLAN

The Board of Directors has adopted and recommends that the stockholders approve the Management Incentive Bonus Plan (the “Incentive Plan”), formerly known as the Annual Bonus Incentive Plan, as proposed to be amended and attached hereto as Annex VI for the plan year beginning 2003. The summary description herein of the principal features thereof is qualified by reference to the Incentive Plan documents. If approved by stockholders, the Incentive Plan will provide incentives for senior executives and other key employees whose performance in fulfilling the responsibilities of their positions can have a major impact on the profitability and future growth of the Company and its subsidiaries.

The Incentive Plan must be administered by a committee (for the purposes of this section, the “Committee”) of two or more “outside” directors designated by the Board of Directors to the extent necessary to comply with Code Section 162(m). The Board of Directors has appointed the Compensation Committee as the Committee to administer the Incentive Plan. The Committee will have full authority to interpret the Incentive Plan and to adopt such rules and regulations deemed necessary by the Committee to effect the purposes of the Incentive Plan. The Committee, however, may not exercise any such authority if such action would have the effect of increasing the amount of an award under the Incentive Plan to any officer defined as a “covered employee” (each a “Covered Employee”) under Section 162(m), if such action would be impermissible under Section 162(m). The Covered Employees generally include executive officers listed in the compensation tables of the Company’s proxy statement for the annual meeting following the year in which such compensation is paid. The Committee has the sole discretion to select officers or other employees of the Company or the Company’s subsidiaries who will be eligible to earn awards under the Incentive Plan for that award year. The Committee also has the authority to determine the amount of such awards and any conditions under which they may be earned. The Executive Committee of the Company shall be authorized to implement the Incentive Plan in accordance with its terms and to take such ministerial actions as shall be necessary to effectuate the intent and purpose thereof.

Target awards, expressed as a percentage of base salary, will be based upon the achievement of specified levels of the Performance Measures (as defined in the Incentive Plan) and will be paid in the form of cash. The Performance Measures are earnings before interest, income taxes, depreciation and amortization, return on capital, return on equity, net income, earnings per share, days sales outstanding, revenue growth, expense control, individual performance, which may be determined on a corporate, regional or subregional basis, as applicable, or any combination of the foregoing; provided, however, individual performance may not be used as a Performance Measure for a Covered Employee. Such awards are nontransferable and nonassignable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order prior to the payment of an award. Subject to the discretion of the Committee to reduce such amount, the amount payable with respect to any award to any Covered Employee under the Incentive Plan will not exceed $2,500,000. Payments to a Covered Employee are contingent upon the Committee’s certifying the achievement of performance measures for the applicable performance period. Where special factors are present, the Committee, at its sole discretion, may adjust the performance measures used to determine payments under the Incentive Plan, except that such adjustments shall be disregarded for purposes of calculating the amount that may be paid to a Covered Employee under the Incentive Plan to the extent required by Section 162(m). The Committee may reduce or eliminate an award amount to a Covered Employee. In the event of a “change in control” (as defined in the Incentive Plan), all Target Awards (also as defined in the Incentive Plan) shall become payable in full.

Under the Incentive Plan, and as designated by the Committee, any employee of the Company or the Company’s subsidiaries may participate in the Plan and receive award(s) thereunder. This includes the Chief Executive Officer and all of the other executive officers and approximately 350 other key employees.

Acting by a majority vote, the Board of Directors may terminate or amend, in whole or in part, the Incentive Plan. Upon such whole or partial termination of the Incentive Plan the Committee may, in its sole discretion, direct the payment to participants of any awards not already paid out prior to the respective dates upon which payments would otherwise be made, in a lump sum or installments. The Board of Directors may delegate to the Committee any or all of its authority relating to amending or terminating the Incentive Plan. However, any amendment to the Incentive Plan that would affect any Covered Employee must be approved by the Company’s stockholders if required by Section 162(m).

Discussion of Federal Income Tax Consequences

Section 162(m) limits the corporate income tax deduction for publicly held companies to $1,000,000 in any tax year for compensation paid to each of the Chief Executive Officer and the four highest paid executive officers apart from the Chief Executive Officer. This rule applies to all deductible compensation, including the deduction arising from the payment of annual bonuses. Various forms of compensation are exempted from this deduction limitation, including payments that are (i) subject to the attainment of pre-established objective performance goals, (ii) established and administered by a committee of outside directors, and (iii) approved by the stockholders. The Board of Directors believes, but can give no assurance, that payments made under the Annual Plan will qualify for exemption from the operation of Section 162(m) and, therefore, will qualify as deductible compensation by the Company. Awards are taxable to the recipient when paid as compensation income.

The Board of Directors of the Company recommends that the stockholders vote FOR approval and adoption of the Incentive Plan Amendment.

ITEM FOUR:    RATIFICATION OF INDEPENDENT ACCOUNTANTS

Upon the recommendation of the Audit Committee, the Board of Directors has appointed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) to audit the accounts of the Company for the year ending December 31, 2003. For the year ended December 31, 2002, the Company’s accounts were audited by PricewaterhouseCoopers.

PricewaterhouseCoopers’s report on the financial statements of the Company for the year ended December 31, 2002 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

To the knowledge of management and the Audit Committee, in connection with the audit of the Company’s financial statements for the year ended December 31, 2002, there were no disagreements with PricewaterhouseCoopers on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedure which, if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused PricewaterhouseCoopers to make reference to the matter in its reports.

Representatives of PricewaterhouseCoopers will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Stockholder ratification of the appointment of PricewaterhouseCoopers as the Company’s independent accountants is not required by the Company’s By-Laws or otherwise. The Board of Directors has elected to seek such ratification as a matter of good corporate practice. Should the stockholders fail to ratify the appointment of PricewaterhouseCoopers as the Company’s independent accountants for the year ending December 31, 2003, the Board of Directors will consider whether to retain that firm for such year.

Principal Accountant Fees and Services

Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers as of or for the years ended December 31, 2002 and 2001, were:

	2002	2001
Audit	$606,540	$469,272
Audit Related	79,689	20,458
Tax	12,000	26,600
All Other	18,085	117,456

Total	$716,314	$633,786

The Audit fees for the years ended December 31, 2002 and 2001, respectively, were for professional services rendered (including reimbursement for out-of-pocket expenses) for the audits of the consolidated financial statements of the Company ($540,000 and $389,895, respectively) and the issuance of comfort letters, consents, income tax provision procedures, and assistance with review of documents filed with the SEC ($66,540 and $79,377, respectively).

The Audit Related fees for the years ended December 31, 2002 and 2001, respectively, were primarily for assurance and related services related to due diligence related to mergers and acquisitions and accounting consultations in connection with acquisitions.

Tax fees for the years ended December 31, 2002 and 2001, respectively, were for services related to tax compliance, tax planning and tax advice.

All Other fees for the year ended December 31, 2002 were for assistance with the development of investment policies. For the year ended December 31, 2001 such fees were related to valuation assistance related to acquisitions and healthcare advisory services.

No fees were paid for Financial Information Systems Design and Implementation for the year ended December 31, 2002.

The Audit Committee has considered the other services rendered and believes that they are compatible with PricewaterhouseCoopers remaining independent.

The Board of Directors of the Company recommends that stockholders vote “FOR” the ratification of the appointment of PricewaterhouseCoopers as the Company’s independent accountants for 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Beneficial Ownership by Roche

In 1995, the Company and affiliates of Roche entered into the Stockholder Agreement. The Stockholder Agreement contains certain provisions relating to (i) the governance of the Company, including, but not limited to, the composition of the Board of Directors, (ii) the issuance, sale, and transfer of the Company’s Equity Securities (as defined in the Stockholder Agreement) by the Company and Roche, and (iii) registration rights granted by the Company to Roche with respect to the Company’s Equity Securities. A copy of the Stockholder Agreement was included as an exhibit to the Company’s report on Form 8-K filed with the Commission on May 12, 1995.

On February 21, 2002, Roche registered to sell 7,000,000 shares with a 700,000 over-allotment option pursuant to a Registration Statement on Form S-3 filed with the Commission. At that time, Roche owned

10,705,074 shares of Common Stock (approximately 15.13% of the Common Stock outstanding). On March 12, 2002, Roche sold the 7,000,000 shares of Common Stock and on March 18, 2002, an additional 700,000 shares of Common Stock were sold to cover over-allotments of shares, leaving Roche with 3,005,074 shares of the Company’s outstanding Common Stock, or approximately 4.22% at March 29, 2002.

Prior to March 12, 2002, Roche had the right to designate one director for nomination to the Board of Directors. Because Roche’s ownership fell below 10% on March 12, 2002, Roche’s rights under the Stockholder Agreement terminated with respect to (i) changing the total number of members of the Board of Directors, (ii) designating a replacement director upon the death, resignation or retirement of a director selected by Roche, (iii) causing the Board of Directors to create vacancies on the Board for Roche’s designated directors, (iv) voting and solicitation of votes, (v) directors serving on Board committees, (vi) vacancies on Board committees and the management committee and (vii) action taken to conform the Company’s Certificate of Incorporation and By-laws to the Stockholder Agreement.

Roche’s right to (i) have its shares included in a registration statement which the Company prepares and (ii) have the Company furnish it with certain financial information, terminated when Roche’s ownership fell below 20%. If Roche ceases to own any Registrable Securities (as defined under the Stockholder Agreement), then (i) all of its registration rights and (ii) covenants of the Company in its favor with respect to transfers made by Roche pursuant to Rule 144A under the Securities Act of 1933 under the Stockholder Agreement would terminate.

Certain Transactions with Roche

The Company purchases certain items, primarily laboratory testing supplies from various affiliates of Roche. Total purchases from these affiliates, which are recorded in cost of sales, were $55.2 million in 2002. In addition, the Company made royalty payments to Roche for diagnostic technology in the amount of approximately $4.7 million in 2002. The Company provides certain diagnostic testing and support services to Roche in connection with Roche’s clinical pharmaceutical trials, with an aggregate value of approximately $1.4 million in 2002. The amount owed to Roche and its affiliates at December 31, 2002 was $3.3 million. The amount owed from Roche and its affiliates at December 31, 2002 was $600,000. Each of these arrangements was entered into in the ordinary course of business, on an arm’s-length basis, and on terms which the Company believes are no less favorable to it than those obtainable from unaffiliated third parties.

AUDIT COMMITTEE’S REPORT

The Audit Committee of the Board of Directors, comprised entirely of non-management directors, held nine meetings during 2002. The members meet the independence and experience requirements of the current listing requirements of the New York Stock Exchange. The charter of the Audit Committee was amended on September 18, 2002 and is attached hereto as Annex IV.

The Audit Committee met with the independent public accountants, management, and internal auditors to assure that all were carrying out their respective responsibilities. The Audit Committee reviewed the performance and fees of the independent public accountants prior to recommending their appointment, and met with them to discuss the scope and results of their audit work, including the adequacy of internal controls and the quality of financial reporting. The Audit Committee discussed with the independent public accountants their judgments regarding the quality and acceptability of the Company’s accounting principles, the clarity of its disclosures and the degree of aggressiveness or conservatism of its accounting principles and underlying estimates, and other communications required by Statement of Accounting Standards No. 61, Communications with Audit Committees, as currently in effect. The Audit Committee discussed with and received a letter from the independent public accountants confirming their independence, as required by Independence Standards Board Standard No. 1. Both the independent public accountants and the internal auditors had full access to the Audit

Committee, including regular meetings without management present. Additionally, the Audit Committee reviewed and discussed the audited financial statements with management and recommended to the Board of Directors that these financial statements be included in the Company’s Form 10-K for filing with the Commission.

As part of its duties, the Audit Committee also considered whether the provision of services other than audit services during fiscal year 2002 by PricewaterhouseCoopers LLP, the Company’s independent public accountants, is compatible with maintaining the accountant’s independence. See “Item Four: Ratification of Independent Accountants.”

Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s responsibility to conduct auditing or accounting reviews or procedures. Therefore, the Audit Committee has relied, without independent verification, on (a) management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and (b) the representations of the independent auditors appearing in the auditor’s report on the Company’s financial statements.

THE AUDIT COMMITTEE

Wendy E. Lane, Chairman

Robert E. Mittelstaedt, Jr.

James B. Powell

STOCKHOLDER PROPOSALS

Under the rules and regulations of the Commission as currently in effect, any holder of at least $2,000 in market value, or 1% of Common Stock, who desires to have a proposal presented in the Company’s proxy material for use in connection with the annual meeting of stockholders to be held in 2004 must transmit that proposal (along with his name, address, the number of shares of Common Stock that he holds of record or beneficially, the dates upon which the securities were acquired and documentary support for a claim of beneficial ownership) in writing as set forth below. Such holder must continue to hold his Common Stock through the date of the meeting. Proposals of stockholders intended to be presented at the next annual meeting must be received by Bradford T. Smith, Secretary, Laboratory Corporation of America Holdings, 358 South Main Street, Burlington, North Carolina 27215, no later than December 16, 2003.

Regarding stockholder proposals intended to be presented at the 2004 Annual Meeting but not included in the Company’s proxy statement, stockholders must give the Company notice not later than March 1, 2004 of their proposals in order to be considered timely under applicable Commission rules. Notice shall be given in the form and manner described in the paragraph above. The persons named as proxies in the enclosed proxy card may vote in their discretion on any proposals for which timely notice is not received in the manner described above.

Holders of Common Stock who want to have proposals submitted for consideration at future meetings of stockholders should consult the applicable rules and regulations of the Commission with respect to such proposals, including the permissible number and length of proposals and other matters governed by such rules and regulations.

HOUSEHOLDING

As permitted by the Exchange Act, we have adopted a procedure approved by the Commission called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of this proxy statement and annual report unless one or more of these stockholders provides notification of their desire to receive individual copies. This procedure will reduce our printing costs and postage fees. Stockholders who participate in householding will continue to receive separate proxy cards.

If you and other stockholders of record with whom you share an address currently receive multiple copies of annual reports and/or proxy statements, or if you hold stock in more than one account and in either case, you wish to receive only a single copy of the annual report or proxy statement for your household, please contact our transfer agent (in writing: American Stock Transfer and Trust Company, Shareholder Services, 6201 Fifteenth Avenue, Brooklyn, NY 11219; by telephone: 800-937-5449) with the names in which all accounts are registered.

If you participate in householding and wish to receive a separate copy of the 2002 annual report or this Proxy Statement, or if you wish to receive separate copies of future annual reports or proxy statements, please contact American Stock Transfer and Trust Company at the above address or phone number. We will deliver the requested documents to you promptly upon your request.

Beneficial stockholders can request information about householding from their banks, brokers or other holders of record.

You may also obtain an on-line version of the proxy statement at www.labcorp.com.

ADDITIONAL INFORMATION

The Company will make available a copy of the Annual Report on Form 10-K for the year ended December 31, 2002 and any quarterly reports on Form 10-Q filed thereafter, without charge, upon written request to the Secretary, Laboratory Corporation of America Holdings, 358 South Main Street, Burlington, North Carolina 27215. Each such request must set forth a good faith representation that, as of the Record Date (April 11, 2003), the person making the request was a beneficial owner of Common Stock entitled to vote.

In order to ensure timely delivery of such document(s) prior to the annual meeting, any request(s) should be submitted promptly to the Company.

OTHER BUSINESS

The Company knows of no other matters which may come before the Annual Meeting. However, if any such matters properly come before the Annual Meeting, the individuals named in the proxies will vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Bradford T. Smith

Secretary

April 14, 2003

ANNEX I

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee is appointed by the Board to be directly responsible for the selection, appointment, compensation and oversight of the work of any registered public accounting firm employed by the Company and to assist in Board oversight of (1) the integrity of the financial statements of the Company; (2) the compliance by the Company with legal and regulatory requirements; (3) the qualifications and independence of the Company’s independent auditors and (4) the performance of the Company’s internal audit functions and independent auditors.

Committee Membership

The Audit Committee shall consist of no fewer than three members of the Board all of whom shall meet the independence, experience and expertise requirements of the New York Stock Exchange and applicable rules and regulations. At all times at least one member of the Audit Committee shall be a “financial expert” within the meaning of Section 407 of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations of the Securities and Exchange Commission.

The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee. Audit Committee members may be removed and replaced by the Board.

Committee Powers, Authority, Duties and Responsibilities

1.	The Audit Committee shall have the sole authority to select and appoint the independent auditors to be retained by the Company, approve the compensation of the independent auditors, and be directly responsible, and have the sole authority, for the discharge or replacement of the independent auditors.

2.	The Audit Committee shall approve in advance the provision by the independent auditors of all services whether or not related to the audit. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditors retained by the Company for the purpose of rendering or issuing an audit report.

3.	The Audit Committee shall review the annual audited financial statements with management and the independent auditors, including major issues regarding accounting and auditing principles and practices, the Company’s disclosures under “Management’s Discussion and Analysis of Results of Operations and Financial Condition,” the adequacy of internal controls that could significantly affect the Company’s financial statements, any material correcting adjustments that have been identified by the independent auditor, whether or not made, any material off-balance sheet transactions, arrangements, obligations and other relationships of the Company with unconsolidated entities and other matters related to the conduct of the audit which are to be communicated to the Audit Committee under Statement on Auditing Standards No. 61, Communications with Audit Committees.

4.	The Audit Committee shall review analyses and reports prepared by management and the independent auditors of significant financial reporting issues and judgments and critical accounting policies and practices in connection with the preparation of the company’s financial statements and the ramifications of the use of alternative disclosures and treatments, the treatment preferred by the independent auditors, and other material written communications between the independent auditors and management, including any management letter or schedule of unadjusted differences.

5.	The Audit Committee shall review with management and the independent auditors the Company’s quarterly financial statements and the Company’s disclosures under “Management’s Discussion and Analysis of Results of Operations and Financial Condition.” The Audit Committee shall also discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

6.	The Audit Committee shall (a) review policies and procedures with respect to Company transactions in which officers or directors have an interest, including when their review is requested by management or the independent auditors, (b) review policies and procedures with regard to officers’ expense accounts and perquisites, including their use of corporate assets and (c) consider the results of any review of these areas by the internal audit staff or independent auditors. The Audit Committee shall review all related party transactions and similar matters.

7.	The Audit Committee shall meet periodically with management, internal audit staff and the independent auditors to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee shall also review and evaluate the Company’s processes for identifying and assessing key financial statement risk areas and for formulating and implementing steps to address such risk areas.

8.	The Audit Committee shall review major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

9.	The Audit Committee shall receive periodic reports, at least annually, from the independent auditor regarding the auditors’ independence, the auditors’ internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and all relationships between the independent auditors and the Company, discuss such reports with the auditor, and take appropriate action on any disclosed relationship to satisfy itself of the auditor’s independence. The Audit Committee will also establish clear hiring policies for employees or former employees of the independent auditor.

10.	The Audit Committee shall evaluate the performance of the independent auditor and, if so determined by the Audit Committee, have the exclusive authority to terminate and replace the independent auditors (subject, if deemed appropriate, to shareholder ratification).

11.	The Audit Committee shall review the appointment and replacement of the senior internal auditing executive.

12.	The Audit Committee shall review the significant reports to management prepared by the internal auditing department and management’s responses thereto

13.	The Audit Committee shall meet with the independent auditor prior to the audit to review the planning and staffing of the annual audit and other examinations of the Company’s quarterly, annual and other financial information. The Audit Committee shall also review with internal audit staff and the independent auditors the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts and the effective use of internal and external audit resources.

14.	The Audit Committee shall obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

15.	The Audit Committee shall obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company’s subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Conduct.

16.	The Audit Committee shall review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to any such problems or difficulties and to any management letter. Such review should include:

(a)	Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

(b)	Any changes required in the planned scope of the internal audit.

(c)	The internal audit department responsibilities, budget and staffing, the independent auditor’s assessment of the adequacy of the Company’s internal control structure and procedures of the Company for financial reporting.

17.	The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement and shall receive the information to be provided by the independent auditors for inclusion in the proxy statement, including information regarding fees relating to the audit.

18.	The Audit Committee shall meet with the Chief Executive and Chief Financial Officers of the Company and review with them the content of the certifications made by them as to the accuracy and completeness of the Company’s SEC filings.

19.	The Audit Committee shall advise the Board with respect to the Company’s accounting policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Conduct.

20.	The Audit Committee shall review with the Company’s Chief Legal Officer legal and regulatory matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from external counsel, regulators or governmental agencies.

21.	The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

22.	The Audit Committee shall meet at least annually with the chief financial officer and the members of management, the senior internal audit executive and the independent auditors, in separate executive sessions.

23.	The Audit Committee may form and delegate authority to subcommittees if determined to be necessary or advisable.

24.	The Audit Committee shall make reports to the Board at the next regularly scheduled meeting following the meeting of the Audit Committee accompanied by any recommendation to the Board.

25.	The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

26.	The Audit Committee shall annually review its own performance.

27.	The Audit Committee shall have the authority to engage, and obtain advice and assistance from outside legal, accounting and other advisers, and the Company shall provide appropriate funding therefor as determined by the Audit Committee.

28.	The Audit Committee shall have such other authority and responsibilities as may be assigned to it from time to time by the Board.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company’s Code of Conduct.

ANNEX II

COMPENSATION COMMITTEE CHARTER

Purpose

The Compensation Committee is appointed by the Board to discharge the Board’s responsibilities relating to compensation of the Company’s Chief Executive Officer (“CEO”) and other executive officers, and to consider, recommend, administer and implement the Company’s incentive-compensation plans and equity-based plans.

The Compensation Committee is also responsible for preparing a report on executive compensation for inclusion in the Company’s annual meeting proxy statement, in accordance with applicable rules and regulations.

Committee Membership

The Compensation Committee shall consist of no fewer than three members of the Board. The members of the Compensation Committee shall meet the independence requirements of the New York Stock Exchange and any other legal requirements relevant to the proper administration of the Company’s executive compensation program, including requirements under the federal securities laws and the Internal Revenue Code of 1986.

The members of the Compensation Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee. Compensation Committee members may be removed and replaced by the Board, but all replacements shall be made on the recommendation of the Nominating and Corporate Governance Committee.

Committee Powers, Authority, Duties and Responsibilities

1.	The Compensation Committee shall have the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of CEO or other executive officer compensation, including the sole authority to approve the consultant’s fees and other retention terms. The Compensation Committee shall also have authority to obtain advice and assistance from internal or outside legal, accounting or other advisors.

2.	The Compensation Committee shall annually review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of those goals and objectives, and set the CEO’s compensation level based on this evaluation. In determining the long-term incentive component of CEO compensation, the Compensation Committee shall consider the Company’s performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable companies and the awards given to the CEO in past years, and may consider such other factors as it deems necessary or advisable.

3.	The Compensation Committee shall annually and at the time of any new executive hire review and approve, for the CEO, his compensation and related employment agreements.

4.	The Compensation Committee shall annually and at the time of any new executive hire review and recommend to the Board for its approval, his compensation and related employment agreements. To the extent appropriate or necessary to comply with any federal securities or tax law requirements, such as Rule 16b-3 of the Securities Exchange Act of 1934, or Section 162 (m) of the Internal Revenue Code of 1986, the Board may delegate exclusive authority to the Compensation Committee to approve or ratify elements of compensation of executive officers.

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5.	The Compensation Committee shall consider, recommend, administer and implement the Company’s incentive compensation plans and equity-based plans in which directors, the CEO, other executive officers and other employees of the Company and its subsidiaries may be participants, including, but not limited to, (a) approving option grants and restricted stock or other awards, (b) interpreting the plans, (c) determining rules and regulations relating to the plans, (d) modifying or canceling existing grants or awards and (e) imposing limitations, restrictions and conditions upon any grant or award as the Compensation Committee deems necessary or advisable.

6.	The Compensation Committee shall annually assess the desirability of proposing and make recommendations to the Board with respect to any new incentive-compensation plans and equity-based plans and any increase in shares reserved for issuance under existing equity plans.

7.	The Compensation Committee shall prepare a report on executive compensation for inclusion in the Company’s annual meeting proxy statement, in accordance with applicable rules and regulations.

8.	The Compensation Committee may form and delegate authority to subcommittees if determined to be necessary or advisable.

9.	The Compensation Committee shall make reports to the Board at the next regularly scheduled meeting following the meeting of the Compensation Committee.

10.	The Compensation Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

11.	The Compensation Committee shall annually review its own performance.

12.	The Compensation Committee shall have such other authority and responsibilities as may be assigned to it from time to time by the Board.

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ANNEX III

ETHICS AND QUALITY ASSURANCE COMMITTEE CHARTER

Purpose

The Ethics and Quality Assurance Committee is appointed by the Board to assist the Board in ensuring that the Company adopts and implements procedures that require the Company’s employees to act in accordance with high ethical standards and to deliver high quality services.

Committee Membership

The Ethics and Quality Assurance Committee shall consist of no fewer than three members of the Board.

The members of the Ethics and Quality Assurance Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee. Ethics and Quality Assurance Committee members may be removed and replaced by the Board.

Committee Powers, Authority, Duties and Responsibilities

1.	The Ethics and Quality Assurance Committee shall have the authority to engage and obtain advice and assistance from internal or outside legal, accounting or other advisors and the Company shall provide appropriate funding therefore as determined by the Ethics and Quality Assurance Committee.

2.	The Ethics and Quality Assurance Committee shall annually review and reassess the adequacy of the Company’s Code of Business Practices, Corporate Integrity Program and other compliance programs and policies and shall recommend any proposed changes to the Board for approval.

3.	The Ethics and Quality Assurance Committee shall receive copies of all complaints and allegations relating to the Company’s operations received by the Company, through its anonymous complaint procedure or otherwise, and management shall consult with members of the Ethics and Quality Assurance Committee regarding the resolution of all such complaints and allegations.

4.	The Ethics and Quality Assurance Committee shall be responsible for reviewing the Company’s processes for assuring excellent performance and meeting quality performance benchmarks.

5.	The Ethics and Quality Assurance Committee may form and delegate authority to subcommittees if determined to be necessary or advisable.

6.	The Ethics and Quality Assurance Committee shall make reports to the Board at its next regularly scheduled meeting following the meeting of the Ethics and Quality Assurance Committee accompanied by any recommendation to the Board.

7.	The Ethics and Quality Assurance Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

8.	The Ethics and Quality Assurance Committee shall annually review its own performance.

9.	The Ethics and Quality Assurance Committee shall have such other authority and responsibilities as may be assigned to it from time to time by the Board.

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ANNEX IV

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

Purpose

The Nominating and Corporate Governance Committee is appointed by the Board (1) to assist the Board by identifying individuals qualified to become Board members, and by recommending to the Board the director nominees for the next annual meeting of stockholders; (2) to develop and recommend to the Board a set of corporate governance principles applicable to the Company; (3) to lead the Board in its annual review of the Board’s performance; and (4) to recommend to the Board director nominees for each Board committee.

Committee Membership

The Nominating and Corporate Governance Committee shall consist of no fewer than three members of the Board all of whom shall meet the independence requirements of the New York Stock Exchange.

The members of the Nominating and Corporate Governance Committee shall be appointed by the Board. Nominating and Corporate Governance Committee members may be removed and replaced by the Board.

Committee Powers, Authority, Duties and Responsibilities

1.	The Nominating and Corporate Governance Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates, including the sole authority to approve the search firm’s fees and other retention terms. The Nominating and Corporate Governance Committee shall also have the authority to obtain advice and assistance from internal or outside legal, accounting or other advisors.

2.	The Nominating and Corporate Governance Committee shall establish criteria for the selection of new directors, evaluate the qualifications of potential candidates for director, including any nominees submitted by stockholders under and in accordance with the provisions of the Company’s Bylaws, and recommend to the Board the nominees for election at the next annual meeting or any special meeting of stockholders and any person to be considered to fill a Board vacancy or a newly created directorship resulting from any increase in the authorized number of directors.

3.	The Nominating and Corporate Governance Committee shall oversee the orientation and training of newly elected directors and continuing education for all Board members.

4.	The Nominating and Corporate Governance Committee shall annually recommend to the Board director nominees for each Board committee, taking into account the listing standards of the New York Stock Exchange and applicable laws, rules and regulations, including, with respect to the Compensation Committee, whether Compensation Committee members meet the definitions of (a) a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and (b) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Nominating and Corporate Governance Committee shall also advise the Board on removal of any Board committee members.

5.	The Nominating and Corporate Governance Committee shall receive comments from all directors and report annually to the Board on an assessment of the Board’s performance, to be discussed with the Board following the end of each fiscal year. The Nominating and Corporate Governance Committee together with the Compensation Committee shall also establish and oversee an annual performance evaluation of management.

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6.	The Nominating and Corporate Governance Committee shall review and reassess the adequacy of the corporate governance principles of the Company annually and recommend any proposed changes to the Board for approval, including any changes in director fees and qualifications, the size of the Board, director responsibilities for preparation for and attendance at Board meetings and management succession planning.

7.	The Nominating and Corporate Governance Committee shall be responsible for ensuring that executive sessions of the Board are held regularly

8.	The Nominating and Corporate Governance Committee may form and delegate authority to subcommittees if determined to be necessary or advisable.

9.	The Nominating and Corporate Governance Committee shall make reports to the Board at its next regularly scheduled meeting following the meeting of the Nominating and Corporate Governance Committee accompanied by any recommendation to the Board.

10.	The Nominating and Corporate Governance Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

11.	The Nominating and Corporate Governance Committee shall annually review its own performance.

12.	The Nominating and Corporate Governance Committee shall have such other authority and responsibilities as may be assigned to it from time to time by the Board.

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ANNEX V

LABORATORY CORPORATION OF AMERICA HOLDINGS

2000 STOCK INCENTIVE PLAN

As Amended and Restated Effective October 16, 2002

1.    Purpose; Restrictions on Amount Available under this Plan.

This 2000 Stock Incentive Plan, as amended and restated effective October 16, 2002, (this “Plan”) is intended to encourage stock ownership by employees, consultants, and non-employee directors of Laboratory Corporation of America Holdings (the “Company”) and employees and consultants of Affiliate Corporations (as defined in Section 2(a) hereof), so that they may acquire or increase their proprietary interest in the Company, and to encourage such employees, consultants and non-employee directors to remain in the employ and/or service of the Company and to put forth maximum efforts for the success of the business of the Company. It is further intended that options granted by the Committee pursuant to Section 6 of this Plan shall constitute “incentive stock options” (“Incentive Stock Options”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder (the “Code”), and options granted by the Committee pursuant to Sections 7 and 8 of this Plan shall constitute “nonqualified stock options” (“Nonqualified Stock Options”). Grants under this Plan may consist of Incentive Stock Options, Nonqualified Stock Options (collectively, “Options”), stock appreciation rights (“Rights”), which Rights may be either granted in conjunction with Options (“Related Rights”) or unaccompanied by Options (“Free Standing Rights”), restricted stock awards (“Restricted Shares”), or performance awards (“Performance Awards”), as hereinafter set forth.

2.    Definitions.

As used in this Plan, the following words and phrases shall have the meanings indicated:

(a)    ”Affiliate Corporation” or “Affiliate” shall mean any corporation, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Company.

(b)    ”Award” shall mean an Option, a Right, Restricted Share, or Performance Award granted hereunder.

(c)    ”Award Agreement” shall have the meaning set forth in Section 3 hereof.

(d)    ”Change in Control” shall mean an event of a nature that:

(i) any “person” (as the term is defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, “the Exchange Act”) who is not now presently but becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the Company’s outstanding securities except for any securities purchased by any tax-qualified employee benefit plan of the Company; or

(ii) individuals who constitute the Board of Directors on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company’s stockholders was approved by the Incumbent Board, shall be for purposes of this clause (ii), considered as though he or she were a member of the Incumbent Board; or

(iii) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Company or similar transaction occurs in which the Company is not the resulting entity; or

(iv) a proxy statement soliciting proxies from shareholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations, as a result of which the outstanding shares of the class of securities not issued by the Company shall be distributed.

(e)    ”Common Stock” shall mean shares of the Company’s common stock, par value $0.10 per share.

(f)    ”Covered Officer” as of a particular date shall mean (i) any individual who, with respect to the previous taxable year of the Company, was a “covered employee” of the Company within the meaning of Section 162(m) of the Internal Revenue Code; provided, however, that the term “Covered Officer” shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a “covered employee” with respect to the current taxable year of the Company and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a “covered employee” with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid.

(g)    ”Disability” shall mean a Participant’s inability to engage in any substantial gainful activity by reason of medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

(h)    ”Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(i)    ”Fair Market Value” per share as of a particular date shall mean (i) the closing sales price per share of Common Stock on a national securities exchange for the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are then traded on an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-market for the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee in its discretion may determine.

(j)    ”Parent Corporation” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting an Award, each of such corporations (other than the Company) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(k)    ”Participant” shall have the meaning set forth in Section 4 hereof.

(l)    ”Prior Plans” shall mean the Laboratory Corporation of America Holdings Amended and Restated 1999 Stock Incentive Plan and the Laboratory Corporation of America Holdings 1994 Stock Option Plan.

(m)    ”Retirement” shall mean a Participant’s termination of employment in accordance with the provisions of the Company’s Employee Retirement Plan at such Participant’s Normal Retirement Date, as defined in such Plan.

(n)    ”Subsidiary Corporation” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting an option, each of such corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(o)    ”Ten Percent Stockholder” shall mean a Participant who, at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Parent Corporation or Subsidiary Corporations.

3.    Administration.

This Plan shall be administered by a committee (the “Committee”) appointed by the Board of Directors of the Company (the “Board”), which shall be comprised of two or more persons, each of whom shall qualify as a “Non-Employee Director” as described in Rule 16b-3(b)(3)(i) promulgated under the Exchange Act.

The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of this Plan, to administer this Plan and to exercise all the powers and authorities either specifically granted to it under this Plan or necessary or advisable in the administration of this Plan, including, without limitation, the authority to grant Awards; to designate Participants, other than as set forth in Section 8 hereof; to determine the type or types of Awards to be granted to a Participant; to determine which Options shall constitute Incentive Stock Options and which Options shall constitute Nonqualified Stock Options; to determine which Rights (if any) shall be granted in conjunction with Options; to determine the purchase price of the shares of Common Stock covered by each Option (the “Option Price”); to determine the persons to whom, and the time or times at which, Awards shall be granted; to determine the number of shares to be covered by each Award; to interpret this Plan; to prescribe, amend and rescind rules and regulations relating to this Plan; to determine the terms and provisions of the agreements (which need not be identical) entered into in connection with Awards granted under this Plan (each an “Award Agreement”); and to make all other determinations deemed necessary or advisable for the administration of this Plan. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as may be deemed advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under this Plan.

No member of the Board of Directors or Committee shall be liable for any action taken or determination made in good faith with respect to this Plan or any Award granted hereunder.

4.    Eligibility.

Awards may be granted to key employees (including, without limitation, officers and directors who are employees) and non-employee directors of the Company or its present or future Affiliate Corporations. For purposes of the foregoing, “employee” shall mean any employee, independent contractor, consultant, advisor, or similar individual who is providing or who has agreed to provide services to the Company or to any of its present or future Affiliate Corporations. Notwithstanding any provision of this paragraph, Incentive Stock Options shall be granted only to individuals who, on the date of such grant, are employees of the Company or a Parent Corporation or a Subsidiary Corporation. In determining the persons to whom Awards shall be granted and the number of shares to be covered by each Award, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of this Plan. A person to whom an Award has been granted hereunder is sometimes referred to herein as a “Participant” or “Optionee.”

A Participant shall be eligible to receive more than one grant of an Award during the term of this Plan, but only on the terms and subject to the restrictions hereinafter set forth.

5.    Stock.

The stock subject to Awards hereunder shall be shares of Common Stock. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or that may be reacquired by the Company. The aggregate number of shares of Common Stock as to which Awards may be granted from time to time under this Plan shall not exceed 14.8 million, plus any shares which remain available for grants of awards under the Prior Plans, of which the number of shares of Common Stock as to which Restricted Shares and/or Performance Awards may be granted from time to time under this Plan shall not exceed 6 million. No person may be granted Options or Rights under this Plan representing an aggregate of more than 600,000 shares of Common Stock in any year. The limitations established by the preceding three sentences shall be subject to adjustment as provided in Sections 14 and 18 hereof.

To the extent that (1) any Award granted under the Plan or the Prior Plans expires, is terminated or forfeited without being exercised, settled or with respect to Restricted Shares, vested, (2) any Option granted under the Plan or the Prior Plans is surrendered on exercise of a Right for cash or the issuance of fewer shares of Common Stock than issuable under such surrendered Option, or (3) any Free Standing Right granted under the Plan or the Prior Plans expires or is terminated without being exercised, the shares of Common Stock issuable thereunder, less such shares issued, shall become available for grants of Awards.

6.    Incentive Stock Options.

Options granted pursuant to this Section 6 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in Sections 5 and 9 hereof:

(a)    Value of Shares.    The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Common Stock with respect to which Options granted under this Plan and all other option plans of the Company, any Parent Corporation and any Subsidiary Corporation become exercisable for the first time by a Participant during any calendar year shall not exceed $100,000.

(b)    Ten Percent Stockholders.    In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, (i) the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock of the Company on the date of grant of such Incentive Stock Option, and (ii) the exercise period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

7.    Employee Nonqualified Stock Options.

Options granted pursuant to this Section 7 are intended to constitute Nonqualified Stock Options and shall be subject only to the general terms and conditions specified in Sections 5 and 9 hereof.

8.    Director Nonqualified Stock Options.

(a)    Each non-employee director shall be granted an Option to purchase that number of shares of Common Stock having a Fair Market Value equal to $77,000 as of the date of each annual meeting of the stockholders of the Company (the “Annual Grant Amount”) following the meeting at which the Plan is approved at which such individual is elected or reelected to the office of director (the “Meeting Grant Date”) with each such grant effective as of each Meeting Grant Date. In addition, notwithstanding the foregoing, (i) options will be granted to directors elected at the meeting at which the Plan is approved for a number of shares having a Fair Market Value equal to $77,000 as of the Effective Date to be effective as of the Effective Date and (ii) with respect to any person who is elected or nominated as and becomes a director other than in connection with an annual meeting of the stockholders of the Company, such director shall be granted an Option, to be effective as of the date of his or her election or appointment, in an amount equal to the product of the Annual Grant Amount and a fraction the numerator which is the number of months from the date of such election or appointment until the expected date of the next annual meeting and the denominator of which is twelve. Options granted pursuant to this Section 8 are intended to constitute Nonqualified Stock Options and shall be subject, to the extent applicable, to the general terms and conditions specified in Sections 5 and 9 hereof.

(b)    No fractional shares shall be issued under this provision. Any fractional share that would otherwise be granted in connection with the Annual Grant Amount shall be rounded down to the nearest whole share, with the remainder being paid in cash.

(c)    With respect to the Options granted pursuant to this Section 8, neither the Board nor the Committee shall have discretion with respect to the selection of directors to receive Options, the number of shares subject to such Options, the purchase price thereunder or the timing of the grant of Options under this Section 8.

(d)    Unless otherwise provided in an award agreement, the Options granted pursuant to this Section 8 shall vest in equal one-third installments on each of the three anniversaries following the grant date.

9.    Terms and Conditions of Options.

Each Option granted pursuant to this Plan shall be evidenced by a written Award Agreement between the Company and the Participant, which agreement shall comply with and be subject to the following terms and conditions:

(a)    Number of Shares.    Each Award Agreement shall state the number of shares of Common Stock to which the Option relates.

(b)    Type of Option.    Each Award agreement shall specifically identify the portion, if any, of the Option that constitutes an Incentive Stock Option and the portion, if any, which constitutes a Nonqualified Stock Option.

(c)    Option Price.    Each Award Agreement shall state the Option Price per share of Common Stock, which shall be not less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock of the Company on the date of grant of the Option and which, in the case of Incentive Stock Options, shall be further subject to the limitation described in Section 6(b) hereof. The Option Price shall be subject to adjustment as provided in Section 14 hereof. The date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted.

(d)    Medium And Time of Payment.    The Option Price shall be paid or satisfied in full, at the time of exercise, in cash or in shares of Common Stock owned by the Participant for at least six months (which are not the subject of any pledge or other security interest) having a Fair Market Value equal to such Option Price or in a combination of cash and such shares.

(e)    Term and Exercise of Options.    Options shall be exercisable over the exercise period as and at the times and upon the conditions that the Committee may determine, as reflected in the Award Agreement; provided, however, that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. The exercise period shall be determined by the Committee; provided, however, that in the case of any Incentive Stock Option, such exercise period shall not exceed ten (10) years from the date of grant of such Incentive Stock Option and such exercise period shall be further limited in circumstances described in Section 6(b) hereof. The exercise period shall be subject to earlier termination as provided in Section 9(f) and 9(g) hereof. An Option may be exercised as to any or all full shares of Common Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee; provided, however, that an Option may not be exercised at any one time as to fewer than one hundred (100) shares (or such number of shares as to which the Option is then exercisable if such number of shares is less than one hundred (100)).

(f)    Termination of Employment.    Except as provided in this Section 9(f) and in Section 9(g) hereof, an Option may not be exercised unless the Participant is then in the employ or service of (1) the Company, (2) an Affiliate Corporation or (3) a corporation issuing or assuming the Option in a transaction to which Section 424 of the Code applies or a parent corporation or subsidiary corporation of the corporation described in this Clause 3, and unless the Participant has remained continuously so employed since the date of grant of the Option. In the event that the employment or service of a Participant shall terminate (other than by reason of death, Disability or Retirement), all Options of such Participant that are exercisable at the time of such termination may, unless earlier terminated in accordance with their terms, be exercised within three (3) months after such termination. Nothing in this Plan or in any Option or Right granted pursuant hereto shall confer upon an individual any right to continue in the employ or service of the Company or any of its Affiliate Corporations or interfere in any way with the right of the Company or any such Affiliate Corporation to terminate such employment or service at any time.

(g)    Acceleration of Benefits upon Death, Disability or Retirement of Participant or a Change in Control.    If (i) a Participant shall die while employed by the Company or an Affiliate Corporation thereof, (ii) a Participant shall die within three (3) months after the termination of such Participant’s employment, (iii) the Participant’s employment shall terminate by reason of Disability or Retirement, or (iv) there is a Change in Control, then in any such case all Options theretofore granted to such Participant (whether or not then exercisable) may, unless earlier terminated or expired in accordance with their terms, be exercised by the Participant or by the Participant’s estate or by a person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of the death or Disability of the Participant, at any time within one year after the date of death, Disability or Retirement of the Participant or the Change in Control.

(h)    Nontransferability of Options.    Except as otherwise provided in an Award Agreement, Options granted under this Plan shall not be transferable otherwise than by will or by the laws of descent and distribution, and Options may be exercised, during the lifetime of the Participant, only by the Participant or by his guardian or legal representative.

(i)    Rights as a Stockholder.    A Participant who is the holder of an Option or a transferee of an Option shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a stock certificate to him or her for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 14 hereof.

(j)    Other Provisions.    The Award Agreements authorized under this Plan shall contain such other provisions, including, without limitation, (i) the granting of Rights, (ii) the imposition of restrictions upon the exercise of an Award, and (iii) in the case of an Incentive Stock Option, the inclusion of any condition not inconsistent with such Option qualifying as an Incentive Stock Option, as the Committee shall deem advisable.

10.    Stock Appreciation Rights.

(a)    Grant and Exercise.    In the case of a Nonqualified Stock Option, Related Rights may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, Related Rights may be granted only at the time of the grant of the Incentive Stock Option.

A Related Right or applicable portion thereof granted with respect to a given Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that, unless otherwise provided by the Committee at the time of grant, a Related Right granted with respect to less than the full number of shares covered by a related Option shall only be reduced if and to the extent that the number of shares covered by the exercise or termination of the related Option exceeds the number of shares not covered by the Right.

A Related Right may be exercised by a Participant, in accordance with paragraph (b) of this Section 10, by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in paragraph (b) of this Section 10. Options, which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been exercised.

(b)    Terms and Conditions.    Rights shall be subject to such terms and conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee and as evidenced by a written Award Agreement between the Company and the Participant, including the following:

(i) Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 6, 7, 9 and this Section 10 of this Plan.

(ii) Upon the exercise of a Related Right, a Participant shall be entitled to receive up to, but not more than, an amount in cash or shares of Common Stock equal in value to the excess of the Fair Market Value of one (1) share of Common Stock over the option price per share specified in the related Option multiplied by the number of shares in respect of which the Related Right shall have been exercised, with the Committee having the right to determine the form of payment.

(iii) Related Rights shall be transferable only when and to the extent that the underlying Option would be transferable under paragraph (h) of Section 9 of this Plan.

(iv) A Related Right granted in connection with an Incentive Stock Option may be exercised only if and when the market price of the Common Stock subject to the Incentive Stock Option exceeds the exercise price of such Option.

(v) Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant.

(vi) The term of each Free Standing Right shall be fixed by the Committee, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.

(vii) Upon the exercise of a Free Standing Right, a Participant shall be entitled to receive up to, but not more than, an amount in cash or shares of Common Stock equal in value to the excess of the Fair Market Value of one share of Common Stock over the price per share specified in the Free Standing Right (which shall be no less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant) multiplied by the number of shares in respect of which the Right is being exercised, with the Committee having the right to determine the form of payment.

(viii) No Free Standing Right shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all such rights shall be exercisable, during the Participant’s lifetime, only by the Participant or his legal guardian or legal representative.

(ix) In the event of the termination of employment of a recipient of a Free Standing Right, such right shall be exercisable to the same extent that an Option would have been exercisable in the event of the termination of employment of a Participant.

11.    Restricted Shares.

(a)    Grant.    Subject to the provisions of this Plan, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Shares shall be granted, the number of Restricted Shares to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Shares may be forfeited to the Company, and the other terms and conditions of such Awards (including whether or not such Restricted Shares shall qualify as Performance Awards).

(b)    Transfer Restrictions.    Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered, except as otherwise provided in an Award Agreement. Certificates issued in respect of Restricted Shares shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. Upon the lapse of the restrictions applicable to such Restricted Shares, the Company shall deliver such certificates to the Participant or the Participant’s legal representative.

(c)    Dividends and Distributions.    Dividends and other distributions paid on or in respect of Restricted Shares, if any, may be paid directly to the Participant, or may be reinvested in additional Restricted Shares, as determined by the Committee in its sole discretion.

(d)    Acceleration of Benefits upon Death, Disability or Retirement of Participant or a Change in Control.    If (i) a Participant shall die while employed by the Company or an Affiliate Corporation thereof, (ii) the Participant’s employment shall terminate by reason of Disability or Retirement, or (iii) there is a Change in Control, then in any such case all Restricted Shares theretofore granted to such Participant shall become immediately vested and nonforfeitable.

12.    Performance Awards.

(a)    Grant.    Subject to the provisions of this Plan, the Committee shall have sole and complete authority to determine the Participants to whom Performance Awards shall be granted, the number of shares of Common Stock subject to Performance Awards, the duration of the period during which, and the conditions under which, the Performance Awards may be forfeited to the Company, and the other terms and conditions of such Awards. Performance Awards may be (i) denominated in cash or Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

(b)    Terms and Conditions.    Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award. Unless otherwise provided in an Award Agreement, Performance Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

(c)    Payment of Performance Awards.    Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Committee, on a deferred basis.

13.    Provisions Applicable to Covered Officers.

To the extent the Committee determines, all performance-based Restricted Shares and Performance Awards granted to Covered Officers shall be subject to the terms and provisions of this Section 13.

(a) Performance goals shall be limited to one or more of the following Company, subsidiary, operating unit or division financial performance measures:

(i) earnings before interest, taxes, depreciation and/or amortization

(ii) operating income or profit

(iii) return on equity, assets, capital, capital employed, or investment

(iv) after tax operating income

(v) net income

(vi) earnings or book value per share

(vii) cash flow(s)

(viii) total sales or revenues or sales or revenues per employee

(ix) stock price or total shareholder return

(x) dividends

(xi) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or shares outstanding, or to assets or net assets.

(b) The maximum annual number of shares in respect of which performance-based Restricted Shares and Performance Awards may be granted to any Participant under the Plan is 400,000, subject to adjustment as provided in Section 14, and the maximum annual amount of any such Award settled per Participant in cash is $5 million.

(c) To the extent necessary to comply with Section 162(m), no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (A) select the performance goal or goals applicable to the performance period, (B) establish the various targets and bonus amounts which may be earned for such performance period and (C) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned for a given performance period, subject to any applicable Award Agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period.

14.    Effect of Certain Changes.

(a)    If there is any change in the number of outstanding shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination, exchange of shares, merger, consolidation, liquidation, split-up, spin-off or other similar change in capitalization, any distribution to shareholders, including a rights offering, other than cash dividends, or any like change, then the number of shares of Common Stock available for Awards, the maximum number of shares of Common Stock that may be subject to Awards, the number of such shares of Common Stock covered by outstanding Awards, and the price per share of Options or the applicable market value of Rights, shall be proportionately adjusted by the Committee to reflect such change or distribution; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

(b)    In the event of a change in the Common Stock as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of this Plan.

(c)    To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, provided that each Incentive Stock Option granted pursuant to this Plan shall not be adjusted in a manner that causes such option to fail to continue to qualify as an Incentive Stock Option within the meaning of Section 422 of Code.

15.    Agreement by Participant Regarding Withholding Taxes.

If the Committee shall so require, as a condition of grant, exercise, or settlement or otherwise, each Participant shall agree that:

(a) no later than the date a Participant recognizes taxable income in connection with an Award granted hereunder in connection with the exercise or settlement of such Award or otherwise, the Participant will pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise or settlement of such Award (any such tax, a “Withholding Tax”); and

(b) the Company shall, to the extent permitted or required by law, have the right to deduct any Withholding Tax from any payment of any kind otherwise due to the Participant.

16.    Gross-Up for Excise Tax.

An Award Agreement may provide that in the event that a Participant becomes entitled by reason of a Change of Control to the accelerated vesting of an Award, if such Participant will be subject to excise tax (the “Excise Tax”) under Section 4999 of the Code, the Company shall pay to such Participant as additional compensation an amount (the “Gross-Up Payment”) which, after payment by such Participant of all taxes (including any federal, state and local income tax and excise tax upon the payment provided for by this Section 16) allows Participant to retain an amount of the Gross-Up Payment equal to the Excise Tax. For purposes of determining whether a Participant will be subject to the Excise Tax and the amount of such Excise Tax, (i) any other payments or benefits received or to be received by such Participant in connection with a Change in Control of the Company or the Participant’s termination of employment (whether pursuant to the terms of the Award Agreement or any other plan, arrangement or agreement with the Company, any entity whose actions result in a Change in Control of the Company or any entity affiliated with the Company or such entity) shall be treated as “parachute payments” within the meaning of Section 280G(b)(2) of the Code, and all “excess parachute payments” within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Company’s independent auditors and reasonably acceptable to the Participant such other payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of Section 280G(b)(4)(A) of the Code, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered, within the meaning of Section 280G(b)(4)(B) of the Code, or are otherwise not subject to the Excise Tax, (ii) the amount of payments or benefits treated as subject to the Excise Tax shall be equal to the lesser of (A) the total amount of payments or benefits conferred on such Participant by reason of the Change of Control or (B) the amount of excess parachute payments within the meaning of Section 280G(b)(1) of the Code (after applying clause (i), above), and (iii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Company’s independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Participant shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Participant’s residence on the date on which the Excise Tax is incurred, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder, the Participant shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income tax deduction) plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Participant with respect to such excess) at the time that the amount of such excess finally is determined. The Participant and the Company each shall reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax.

17.    Termination and Amendment.

Unless terminated by action of the Board of Directors or the Committee, no Awards may be granted under this Plan after May 4, 2010. This Plan may be amended or terminated at any time by the Committee, except that no amendment may be made without shareholder approval if the Committee determines that such approval is necessary to comply with any tax or regulatory requirement, including any approval requirement which is a prerequisite for exemptive relief from Section 16 of the Exchange Act, for which or with which the Committee determines that it is desirable to qualify or comply. The Committee may amend the terms of any Award Agreement and any Award granted, retroactively or prospectively, but no amendment may adversely affect any vested Award without the holder’s consent.

18.    Effectiveness; Approval of Stockholders.

Except as otherwise provided herein, this amended and restated Plan shall take effect as of May 14, 2003 (the “Effective Date”), subject to the approval of the holders of the majority of the voting shares of the Company at the Company’s 2003 Annual Meeting of Stockholders (the “2003 Annual Meeting”). If the amended and restated Plan is not approved by the stockholders, this Plan shall continue under its terms prior to amendment and restatement.

19.    Effect of Headings.

The section and subsection headings contained herein are for convenience only and shall not affect the construction hereof.

20.    Governing Law

The validity, construction and effect of the Plan shall be determined in accordance with the laws of the State of Delaware.

ANNEX VI

LABORATORY CORPORATION OF AMERICA HOLDINGS

MANAGEMENT INCENTIVE BONUS PLAN

As Amended and Restated Effective March 19, 2003

SECTION 1.    Purpose.

The purpose of the Laboratory Corporation of America Holdings Management Incentive Bonus Plan (the “Plan”), formerly known as the Annual Bonus Incentive Plan, is to promote the profitability of Laboratory Corporation of America Holdings (the “Company”) and its Subsidiaries by providing senior executives and other key employees with cash awards based on the achievement of annual short-term goals.

SECTION 2.    Definitions.

For the purposes of the Plan, the following terms shall have the meanings indicated:

“Award” shall mean the grant of an award by the Committee to a Participant.

“Award Year” shall mean any fiscal year with respect to the Company’s performance in which an Award is granted.

“Base Salary” shall mean as to any Award Year a Participant’s annual salary rate.

“Board of Directors” shall mean the Board of Directors of the Company.

“Change in Control” shall mean an event of a nature that:

(i) any “person” (as the term is defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, “the Exchange Act”) who is not now presently but becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the Company’s outstanding securities except for any securities purchased by any tax-qualified employee benefit plan of the Company; or

(ii) individuals who constitute the Board of Directors on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company’s stockholders was approved by the Incumbent Board, shall be for purposes of this clause (ii), considered as though he or she were a member of the Incumbent Board; or

(iii) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Company or similar transaction occurs in which the Company is not the resulting entity; or

(iv) a proxy statement soliciting proxies from shareholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations, as a result of which the outstanding shares of the class of securities not issued by the Company shall be distributed.

“Committee” shall mean the Committee designated pursuant to Section 3. Until otherwise determined by the Board of Directors, the Compensation Committee designated by the Board of Directors shall be the Committee under the Plan.

“Common Equity” shall mean the common stockholders’ equity appearing on the Company’s audited consolidated balance sheets as of the end of the fiscal year prior to the beginning of the Award Year in question.

“Covered Officer” as of a particular date shall mean (i) any individual who, with respect to the previous taxable year of the Company, was a “covered employee” of the Company within the meaning of Section 162(m) of the Internal Revenue Code; provided, however, that the term “Covered Officer” shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a “covered employee” with respect to the current taxable year of the Company and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a “covered employee” with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid.

“Days Sales Outstanding” (“DSO”) shall mean the quotient of the net accounts receivable amount divided by the average daily sales based on a 360-day year.

“Disability” shall mean a Participant’s inability to engage in any substantial gainful activity by reason of medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

“Earnings Per Share” shall mean the Company’s earnings per share of common stock as determined for purposes of the Company’s audited consolidated statement of operations for the Award Year.

“EBITDA” shall mean earnings before interest expense, income tax, depreciation and amortization as determined in accordance with generally accepted accounting principles.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Long Term Debt” shall mean the sum of total preferred stock plus total long-term debt of the Company, as determined for purposes of the Company’s audited consolidated balance sheets for the Award Year in question.

“Net Income” shall mean the consolidated net income of the Company as determined for purposes of the Company’s audited consolidated statement of operations for the Award Year; provided Net Income shall be increased or reduced by the after-tax earnings impact of each of the following items if they occur during an Award Year:

(i) the cumulative effect of changes in accounting principles for the Award Year required by the Financial Accounting Standards Board, the Securities and Exchange Commission or any other governing body that sets accounting standards, as determined for purposes of the Company’s audited consolidated statements of operations or the notes thereto;

(ii) the cumulative effect of changes in the tax law occurring during the Award Year as determined for purposes of the Company’s audited consolidated statements of operations or the notes thereto;

(iii) extraordinary items, as defined under generally accepted accounting principles, during the Award Year as determined for purposes of the Company’s audited consolidated statements of operations;

(iv) gain or loss from discontinued operations; and

(v) nonrecurring items, as defined under generally accepted accounting principles, during the Award Year as determined for purposes of the Company’s audited consolidated statements of operations or the notes thereto.

“Participant” shall mean a senior executive or other key employee of the Company selected by the Committee in accordance with Section 4 or Section 6 who receives an Award.

“Performance Goals” shall mean the levels of Performance Measures required to be achieved by a Participant in order to earn an Award. Notwithstanding anything in the Plan to the contrary, no Performance Goal shall be deemed achieved if its effect would be to compromise the quality of service provided by the Company or if it is accomplished in a manner which violates any policy of the Company, including without limitation, any legal or ethical compliance policy.

“Performance Measures” shall include without limitation, EBITDA, ROC, ROE, Net Income, Earnings Per Share, DSO, revenue growth, expense control, individual performance, which may be determined on a corporate, regional or subregional basis, as applicable, or any combination of the foregoing; provided, however, individual performance may not be used as a Performance Measure for a Covered Officer.

“Retirement” shall mean a Participant’s termination of employment in accordance with the provisions of the Company’s Employee Retirement Plan at such Participant’s Normal Retirement Date, as defined in such Plan.

“ROC” shall mean the percentage equivalent to a fraction resulting from dividing (i) Net Income by (ii) the sum of Common Equity plus Long Term Debt.

“ROE” shall mean the percentage equivalent to the fraction resulting from dividing (i) Net Income by (ii) Common Equity.

“Section 162(m)” shall mean Section 162(m) of the Internal Revenue Code of 1986 and the rules and other authorities thereunder promulgated by the Internal Revenue Service of the Department of the Treasury.

”Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting an option, each of such corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain

“Target Award” shall mean the amount, expressed as a percentage of Base Salary, which will be earned by a Participant if target Performance Goals are achieved.

SECTION 3.    Administration.

(a) Subject to the authority and powers of the Board of Directors in relation to the Plan as hereinafter provided, the Plan shall be administered by a Committee designated by the Board of Directors which, to the extent necessary to satisfy Section 162(m) shall consist of two or more members of the Board of Directors each of whom is an “outside director” within the meaning of Section 162(m). The Committee shall have full authority to interpret the Plan and from time to time to adopt such rules and regulations for carrying out the Plan as it may deem best; provided, however, that the Committee may not exercise any authority otherwise granted to it hereunder if such action would have the effect of increasing the amount of an Award which has been earned hereunder by any Covered Officer.

(b) All determinations by the Committee shall be made by the affirmative vote of a majority of its members, but any determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. All decisions by the Committee pursuant to the provisions of the Plan and all orders or resolutions of the Board of Directors pursuant thereto shall be final, conclusive and binding on all persons, including the Participants, the Company and shareholders.

SECTION 4.    Eligibility for and Payment of Awards.

(a) Subject to the provisions of the Plan, in each Award Year the Committee may select officers or employees (including officers or employees who are also directors) of the Company who will be eligible to earn Awards under the Plan with respect to such Award Year, and determine the amount of such Participant’s Target Awards and the conditions under which such Target Awards may be earned.

(b) Awards that are earned with respect to any Award Year shall be paid in cash to Participants in such amounts and at such times as are determined by the Committee.

(c) Except as otherwise determined by the Committee, no portion of any Target Award may be earned unless a Participant is employed by the Company at the time of payment. In the event the employment of a

Participant is terminated by reason of death, Disability or Retirement prior to the payment of any Award, provided such Participant shall have been actively employed by the Company for at least six months during the Award Year, the Committee may provide that such Participant shall receive a prorated payout of the Award, payable at the time such payment would have been made in the absence of a termination of employment; payments to Participants with less than six months of active employment during the Award Year shall be made at the sole discretion of the Committee. In the event the employment of a Participant is terminated for reasons other than death, Disability or Retirement prior to the payment of any Award, payments, if any, to Participants shall be made at the sole discretion of the Committee.

(d) Subject to Section 6, in the event of a Change in Control of the Company, Target Awards shall be payable in full.

SECTION 5.    Awards.

(a) Subject to Section 6, the Target Award and the applicable Performance Measures and Performance Goals for each Participant and their relative weightings shall be established by the Committee or its delegate before the beginning of the Award Year with respect to which the Award under the Plan is to be earned or as soon as practicable thereafter. Subject to Section 6, the individual performance portion of an Award may be increased or decreased on a Participant-by-Participant basis based on the achievement of other financial or non-financial goals as evaluated by the Committee (with the advice of the Chief Executive Officer) in its sole discretion.

(b) Subject to Section 6, notwithstanding the foregoing, the Committee shall have the discretion to cancel, withhold, defer or reduce any Award earned, and no participant shall have any contractual right under the Plan to the award of any amount hereunder.

SECTION 6.    Special Provisions Relating to Covered Officers.

(a) The Target Award and the Performance Measures and Performance Goals for each Covered Officer and their relative weightings shall be established by the Committee at such time as may be required by Section 162(m).

(b) The maximum Award opportunity for each Covered Officer in any Award Year is $2,500,000.

(c) No Covered Officer shall receive any payment with respect to an Award unless the members of the Committee shall have certified that the Performance Goals have been achieved.

(d) The Committee shall have the authority in its discretion to reduce an Award otherwise earned by any Covered Officer under the terms of the Plan; however, the Committee shall have no discretion under this Plan to increase the amount of any Award earned in accordance with the provisions of the Plan or to take any action in administering the Plan that would have such effect.

SECTION 7.    General Provisions.

(a) If Performance Goals for any year shall have been affected by special factors (including material changes in accounting policies or practices, material acquisitions or dispositions of property, or other unusual items) which in the Committee’s judgment should or should not be taken into account, in whole or in part, in the equitable administration of the Plan, the Committee may, for any purpose of the Plan, adjust the Performance Goals and make payments accordingly under the Plan.

(b) Notwithstanding the provisions of subparagraph (a) above, any adjustments made in accordance with or for the purposes of subparagraph (a) shall be disregarded if and to the extent that such adjustments would not satisfy the requirements of Section 162(m).

(c) No portion of any Award under the Plan may be assigned or transferred prior to the payment thereof.

(d) All payments made pursuant to the Plan shall be subject to withholding in respect of income and other taxes required by law to be withheld, in accordance with procedures to be established by the Committee.

(e) The selection of an individual for participation in the Plan shall not give such Participant any right to be retained in the employ of the Company, and the right of the Company to dismiss or discharge any such Participant, or to terminate any arrangement pursuant to which any such Participant provides services to the Company, is specifically reserved. The benefits provided for Participants under the Plan shall be in addition to, and shall in no way preclude, other forms of compensation to or in respect of such Participants.

(f) The Board of Directors and the Committee shall be entitled to rely on the advice of counsel and other experts, including the independent public accountants for the Company. No member of the Board of Directors or of the Committee or any officers of the Company shall be liable for any act or failure to act under the Plan, except in circumstances involving bad faith on the part of such member or officer.

(g) Nothing contained in the Plan shall prevent the Company or any affiliate of the Company from adopting or continuing in effect other compensation arrangements, which arrangements may be either generally applicable or applicable only in specific cases.

SECTION 8.    Amendment and Termination of the Plan; Compliance With Section 162(m).

The Board of Directors may at any time terminate, in whole or in part, or from time to time amend the Plan. In the event of such termination, in whole or in part, of the Plan, the Committee may in its sole discretion direct the payment to Participants of any Awards not theretofore paid out prior to the respective dates upon which payments would otherwise be made hereunder to such Participants, in a lump sum or installments as the Committee shall prescribe with respect to each such Participant. The Board may at any time and from time to time delegate to the Committee any or all of its authority under this Section 8. Any amendment to the Plan that would affect any Covered Officer shall be approved by the Company’s shareholders if required by and in accordance with Section 162(m).

           STOCKHOLDERS' PROXY SOLICITED BY THE BOARD OF DIRECTORS OF
                   LABORATORY CORPORATION OF AMERICA HOLDINGS

To: Laboratory Corporation of America Holdings

         I appoint Bradford T. Smith and Wesley R. Elingburg, individually and together, as my proxies, with power of substitution, to vote all of my
LABORATORY CORPORATION OF AMERICA HOLDINGS common stock at the Annual Meeting of stockholders of LABORATORY CORPORATION OF AMERICA HOLDINGS to be held at The
Paramount Theater, 128 East Front Street, Burlington, NC, 27215 on Wednesday,
May 14, 2003 at 9:00 a.m., Eastern Daylight Time, and at any adjournment or postponement of the meeting.

         My proxies will vote the shares represented by this proxy as directed on the other side of this card, but in the absence of any instructions from me, my proxies will vote "FOR" the election of all the nominees listed under Item 1 and "FOR" Item 2, Item 3, and Item 4. My proxies may vote according to their discretion on any other matter which may properly come before the meeting. I may revoke this proxy prior to its exercise.

                Please sign and date the other side of the card.

            (Please fill in the appropriate boxes on the other side.)

The Board of Directors recommends that you vote "FOR" all the nominees listed under Item No. 1 and "FOR" Item No. 2, Item No. 3, and Item No. 4.

                                           FOR ALL         WITHHOLD AUTHORITY
1. Election of the                         NOMINEES         for all nominees
   members of the
   Company's Board of
   Directors.                                [_]                   [_]

For, except vote withheld from the following nominee(s).

---------------------------------------------------------

Nominees:
Thomas P. Mac Mahon, Jean-Luc Belingard, Wendy E. Lane, Robert E. Mittelstaedt,
Jr., James B. Powell, M.D., and Andrew G. Wallace, M.D.

                                                   FOR      AGAINST     ABSTAIN

2. Approval of the Stock Plan                      [_]        [_]         [_]
   Amendment to the Laboratory
   Corporation of America Holdings
   2000 Stock Incentive Plan

3. Approval of the Incentive Plan                  [_]        [_]         [_]
   Amendment to the Laboratory
   Corporation of America Holdings
   Management Incentive Bonus Plan

4. Ratification of the appointment                 [_]        [_]         [_]
   of PricewaterhouseCoopers LLP
   as Laboratory Corporation of
   America Holdings' independent
   accountants for 2003.

SHAREHOLDER NAME AND ADDRESS

Signature(s)                                               Date:
             -------------------------------------------         ---------------

NOTE: Please sign exactly as name(s) appear(s) above. If acting as an executor, administrator, trustee, guardian, etc. you should so indicate signing. If the shareholder is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each shareholder should sign.

Date and promptly return the card in the envelope provided.